EXHIBIT 23.1

                                                                  Execution Copy
                                                                  --------------





                            ------------------------

                            STOCK PURCHASE AGREEMENT

                            ------------------------


                                      Among

                        SUNGLASS HUT INTERNATIONAL, INC.

                          WATCH WORLD LICENSING CORP.,

                                       and

                         the "STOCKHOLDERS" named herein

                                   May 5, 2000



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                                TABLE OF CONTENTS

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Article I.          - SALE AND PURCHASE OF SHARES.............................1

       1.1      Sale and Purchase of Shares...................................1

       1.2      Payment for Shares............................................1

       1.3      Estimated Purchase Price Adjustment...........................2

       1.4      Closing Date Balance Sheet....................................3

       1.5      Disputes......................................................3

Article II.         - CLOSING.................................................4

       2.1      Closing.......................................................4

       2.2      Deliveries by Stockholders....................................4

       2.3      Deliveries by Buyer...........................................4

       2.4      Termination in Absence of Closing.............................4

Article III.        - REPRESENTATIONS AND WARRANTIES OF  THE COMPANY..........5

       3.1      Corporate Existence and Qualification.........................5

       3.2      Authority, Approval and Enforceability........................6

       3.3      Capitalization and Corporate Records..........................6

       3.4      No Stockholder Defaults or Consents...........................7

       3.5      No Company Defaults or Consents...............................7

       3.6      No Proceedings................................................8

       3.7      Employee Benefit Matters......................................8

       3.8      Financial Statements; Liabilities; Accounts
                Receivable; Inventories......................................10

       3.9      Absence of Certain Changes...................................11

       3.10     Compliance with Laws.........................................12

       3.11     Litigation...................................................13

       3.12     Real Property Leases.........................................13

       3.13     Commitments..................................................14

       3.14     Insurance....................................................14

       3.15     Intangible Rights............................................15

       3.16     Equipment and Other Tangible Property........................15

       3.17     Permits; Environmental Matters...............................16

       3.18     Banks........................................................16

       3.19     Suppliers....................................................16

       3.20     Absence of Certain Business Practices........................17

       3.21     Services and Non-Governmental Authorizations.................17

       3.22     Transactions With Affiliates.................................17


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                                TABLE OF CONTENTS
                                   (continued)

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       3.23     Other Information............................................18

       3.24     Investment Representations of the Stockholders...............18

Article IV.         - REPRESENTATIONS AND WARRANTIES OF BUYER................19

       4.1      Corporate Existence and Qualification........................19

       4.2      Authority, Approval and Enforceability.......................20

       4.3      No Default or Consents.......................................20

       4.4      No Proceedings...............................................20

       4.5      SEC Reports and Financial Statements.........................20

       4.6      Capitalization...............................................21

       4.7      Absence of Certain Changes...................................21

       4.8      Compliance with Laws.........................................21

Article V.          - OBLIGATIONS PRIOR TO CLOSING...........................21

       5.1      Buyer's Access to Information and Properties.................21

       5.2      Company's Conduct of Business and Operations.................22

       5.3      General Restrictions.........................................22

       5.4      Notice Regarding Changes.....................................23

       5.5      Preferential Purchase Rights.................................24

       5.6      Ensure Conditions Met........................................24

       5.7      Termination of Insurance Policies............................24

       5.8      [Intentionally Omitted]......................................24

       5.9      Employee Matters.............................................24

       5.10     Hart-Scott-Rodino............................................24

       5.11     No Shop......................................................25

       5.12     Company Options..............................................25

Article VI.         - CONDITIONS TO STOCKHOLDERS' AND BUYER'S OBLIGATIONS....25

       6.1      Conditions to Obligations of the Stockholders................25

       6.2      Conditions to Obligations of Buyer...........................26

Article VII.        POST-CLOSING OBLIGATIONS.................................27

       7.1      Further Assurances...........................................27

       7.2      Publicity....................................................27

       7.3      Post-Closing Indemnity by the Stockholders...................28

       7.4      Non-Competition, Non-Solicitation and Non-Disclosure.........28

       7.5      Standstill...................................................29

       7.6      Lease Guarantees.............................................30

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                                TABLE OF CONTENTS
                                   (continued)

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Article VIII.       - TAX MATTERS............................................30

       8.1      Representations and Obligations Regarding Taxes..............30

       8.2      Indemnification for Taxes....................................32

       8.3      Tax Returns; Pre-Closing Date Periods........................35

       8.4      Definitions..................................................35

Article IX.         - MISCELLANEOUS..........................................35

       9.1      Limitation on Liability......................................35

       9.2      Confidentiality..............................................36

       9.3      Brokers......................................................37

       9.4      Costs and Expenses...........................................37

       9.5      Notices......................................................37

       9.6      Governing Law................................................38

       9.7      Representations and Warranties...............................38

       9.8      Entire Agreement; Amendments and Waivers.....................39

       9.9      Binding Effect and Assignment................................39

       9.10     Remedies.....................................................39

       9.11     Cancellation of Shares.......................................39

       9.12     Withholding of Payments......................................40

       9.13     Exhibits and Schedules.......................................40

       9.14     Multiple Counterparts........................................40

       9.15     References and Construction..................................40

       9.16     Survival.....................................................41

       9.17     Attorneys' Fees..............................................41

       9.18     Risk of Loss.................................................41

       9.19     Stockholders' Representative.................................41

Article X.          - DEFINITIONS............................................42

       10.1     Affiliate....................................................42

       10.2     Available Cash...............................................42

       10.3     Collateral Agreements........................................42

       10.4     Confidential Information.....................................42

       10.5     Contracts....................................................42

       10.6     Damages......................................................42

       10.7     Financial Statements.........................................43

       10.8     Funded Indebtedness..........................................43

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                                TABLE OF CONTENTS
                                   (continued)

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       10.9     GAAP.........................................................43

       10.10    Governmental Authorities.....................................43

       10.11    Hazardous Material...........................................43

       10.12    Inventory....................................................43

       10.13    Knowledge of the Company.....................................43

       10.14    Legal Requirements...........................................44

       10.15    Net Worth....................................................44

       10.16    Permits......................................................44

       10.17    Person.......................................................44

       10.18    Product......................................................44

       10.19    Properties...................................................44

       10.20    Proportionate Share..........................................44

       10.21    Real Property................................................44

       10.22    Regulations..................................................44

       10.23    Specified Price..............................................44

       10.24    Subsidiary...................................................44

       10.25    Trade Secrets................................................44

       10.26    Used.........................................................44

       10.27    Working Capital..............................................45


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                                LIST OF SCHEDULES

Schedule 1.2(a).......................Allocation of Purchase Price Consideration
Schedule 1.3(a).......................Methodology for Purchase Price Adjustment
Schedule 1.3(c).......................Funded Indebtedness
Schedule 3.1..........................Qualifications as Foreign Corporation
Schedule 3.3(a).......................Capitalization
Schedule 3.3(b).......................Subsidiaries
Schedule 3.4..........................Stockholders Defaults or Consents
Schedule 3.5..........................Company Defaults or Consents
Schedule 3.7(a).......................Employee Arrangements
Schedule 3.7(c).......................Benefit Plan Liabilities
Schedule 3.7(e).......................Current Employees
Schedule 3.7(g).......................Compensation Increases
Schedule 3.8(a).......................Financial Statements
Schedule 3.8(b).......................Scheduled Liabilities
Schedule 3.8(c).......................Accounts Receivable
Schedule 3.8(d).......................Inventory Condition
Schedule 3.8(e).......................Encumbrances
Schedule 3.9(a).......................Certain Changes
Schedule 3.9(b).......................Certain Actions
Schedule 3.10(1)......................Compliance with Law
Schedule 3.10(2)......................Citations
Schedule 3.11.........................Litigation
Schedule 3.12(b)......................Leased Premises
Schedule 3.12(d)......................Proposed Store Locations
Schedule 3.13.........................Commitments
Schedule 3.13(c)......................Non-Arm's Length Contracts
Schedule 3.14.........................Insurance
Schedule 3.15.........................Intangible Rights
Schedule 3.16.........................Tangible Assets Condition
Schedule 3.17(a)......................Permits
Schedule 3.17(b)......................Environmental Claims
Schedule 3.17(c)......................Storage of Hazardous Materials
Schedule 3.17(d)......................Noncompliance with Environmental Laws
Schedule 3.18.........................Banks, Accounts and Authorized Signatories
Schedule 3.19.........................Suppliers
Schedule 3.21(b)......................Other Person Authorizations
Schedule 3.22.........................Affiliate Transactions
Schedule 3.24(e)......................Non-Accredited Stockholders
Schedule 7.6..........................Lease Guarantees
Schedule 8.1..........................Tax Matters


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                                LIST OF EXHIBITS

Exhibit A  -  Form of Buyer Warrant..........................................A-1

Exhibit B  -  Escrow Agreement ..............................................B-1

Exhibit C  -  Registration Rights Agreement..................................C-1

Exhibit D  -  Opinion of Company Counsel.....................................D-1

                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 5th day of May, 2000, by and among Sunglass Hut International, Inc., a Florida corporation (the "Buyer"), Watch World Licensing Corp., a Delaware corporation (individually and collectively with its Subsidiaries, the "Company"), and each of the other individuals and entities listed on the signature pages hereto (collectively the "Stockholders" and each individually a "Stockholder").

                                    Recitals

      A. The Stockholders own of record and beneficially all of the outstanding capital stock of the Company (the "Shares").

      B. Buyer desires to purchase the Shares, and Stockholders desire to sell such Shares, upon the terms and subject to the conditions set forth herein.

                                    Agreement

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

                    Article I. - SALE AND PURCHASE OF SHARES

      1.1   Sale and Purchase of Shares.

            (a) On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.1 hereof, each Stockholder shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept delivery of, all of the Shares set forth opposite the name of such Stockholder on Schedule 3.3(a) hereto, in each case free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever.

            (b) To effect the transfers contemplated by Section 1.1(a), at the Closing, each Stockholder shall deliver or cause to be delivered to Buyer, against payment therefor in accordance with Section 1.2 hereof, stock certificates representing the Shares set forth opposite the name of such Stockholder on Schedule 3.3(a) hereto, in each case accompanied by stock powers duly executed in blank and otherwise in form acceptable to Buyer for transfer on the books of the Company.

      1.2 Payment for Shares. As payment in full for the Shares being acquired by the Buyer hereunder, Buyer shall pay, in the manner set forth in this Section 1.2(a) and Schedule 1.3(a) the following amount: (i) $11,110,085, plus (ii) 1,380,933 shares (the "Purchase Shares") of Buyer's Common Stock, par value $.01 per share (the "Buyer Common Stock"), plus (iii) two-year warrants to purchase an aggregate of One Hundred Fifty Thousand (150,000) shares of Buyer Common Stock at a per share exercise price of $8.875, the form of which is attached hereto as Exhibit A (the "Purchase Warrants"), minus (iv) the excess, if any, of the amount of the Company's Funded Indebtedness as of the Closing Date, after giving effect to any reduction of such Funded Indebtedness on the Closing Date by application of Available Cash, over $10,790,000 ($10,189,000 if the Closing Date is in June 2000) (the "Net Debt Adjustment"), minus (v) the excess, if any, of $2,110,000 ($1,488,000 if the Closing Date is in June 2000) over the Company's Working Capital as of the Closing (the "Working Capital Adjustment" and, collectively with the Net Debt Adjustment, the "Purchase Price Adjustment"), subject to further adjustment as provided in Sections 7.3 and 8.2 hereof (such sum, as so adjusted from time to time, is herein referred to

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as the "Purchase Price"). On the Closing Date, the Buyer shall make payment of the Purchase Price as follows:

            (a) Subject to Section 1.3(a) hereof, Buyer shall deliver to the Stockholders' Representative (as hereinafter defined), for redelivery to the Stockholders in accordance with Schedule 1.2(a), (i) by wire transfer (to an account specified by the Company in writing at least three business days prior to Closing), in next day funds, the sum of $9,664,669, (ii) stock certificates, issued in the names and for the number of shares set forth on Schedule 1.2(a), for an aggregate of 1,216,552 Purchase Shares, and (iii) Purchase Warrants, issued in the names and representing the right to purchase the number of shares set forth on Schedule 1.2(a), for an aggregate of 131,250 shares; and

            (b) Buyer shall deliver to Fleet National Bank or any other Person reasonably acceptable to Buyer and the Stockholders' Representative, as escrow agent (the "Escrow Agent"), (i) the sum of $1,445,416 in next day funds (the "Cash Escrow Amount"), (ii) stock certificates, issued in the names and for the number of shares set forth on Schedule 1.2(a), for an aggregate of 164,381 Purchase Shares (the "Share Escrow Amount"), and (iii) Purchase Warrants, issued in the names and representing the right to purchase the number of shares set forth on Schedule 1.2(a), for an aggregate of 18,750 shares (the "Warrant Escrow Amount" and, together with the Cash Escrow Amount and the Share Escrow Amount, the "Escrow Fund"). The Escrow Fund shall be held and disbursed by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement").

      1.3   Estimated Purchase Price Adjustment.


            (a) Not later than two business days prior to the scheduled Closing Date, the Buyer and the Stockholders' Representative shall jointly estimate the Purchase Price Adjustment (the "Estimated Purchase Price Adjustment"). The Estimated Purchase Price Adjustment shall be deducted from the cash payment and deliveries of Purchase Shares and Purchase Warrants otherwise required to be made by Buyer pursuant to Section 1.2(a) hereof, and shall be made pro rata among the Purchase Price consideration and Stockholders in accordance with the methodology set forth on Schedule 1.3(a) hereto.

            (b) If the Purchase Price Adjustment reflected on the Closing Date Balance Sheet (as hereinafter defined) is greater than the Estimated Purchase Price Adjustment, then the Escrow Agent shall deliver to the Buyer, in accordance with the methodology set forth on Schedule 1.3(a), cash, Purchase Shares and Purchase Warrants with an aggregate value equal to the amount of such excess (it being agreed that for purposes of this Section 1.3, each Purchase Share shall be deemed to have a value equal to the Specified Price, and each Purchase Warrant shall be deemed to have a value equal to $1.67 for each share of Buyer Common Stock subject thereto). If the Purchase Price Adjustment reflected on the Closing Date Balance Sheet is less than the Estimated Purchase Price Adjustment, then the Buyer shall deliver to the Stockholders' Representative, for redelivery to the Stockholders in accordance with the methodology set forth on Schedule 1.3(a), cash, Purchase Shares and Purchase Warrants with an aggregate value equal to the amount of such shortfall. Any cash payments made by the Buyer to the Stockholders' Representative or by the Escrow Agent to the Buyer pursuant to this Section 1.3(b), shall be made by wire transfer of immediately available funds to the account or accounts designated by the Stockholders' Representative or the Buyer, as the case may be, within ten days after the date in which the Closing Date Balance Sheet is final and binding on the parties, as provided herein, and any deliveries of Purchase Shares and Purchase Shares shall be made within such ten-day period.

            (c) At least three business days prior to the Closing Date, the Company will provide the Buyer with customary pay-off letters from all holders of Funded Indebtedness, and make arrangements satisfactory to the Buyer for such holders to provide to the Company, simultaneously with the Closing and Buyer's payment of all outstanding indebtedness reflected thereon, recordable form lien releases, canceled notes, trademark and patent assignments and other documents reasonably requested


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by the Buyer. The Company represents and warrants to Buyer that all Contracts evidencing its Funded Indebtedness are set forth on Schedule 1.3(c) hereto.

      1.4 Closing Date Balance Sheet. As soon as practical (and in no event later than 90 days after the Closing Date), Buyer shall cause to be prepared and delivered to the Stockholders' Representative (i) a balance sheet for the Company dated as of the Closing Date (the "Closing Date Balance Sheet"), which balance sheet shall be certified by Buyer's independent public accountants ("Buyer's Accountants"), and (ii) a calculation of the Purchase Price Adjustment, including such schedules and data as may be appropriate to support such calculation. The Stockholders' Representative and its accountants shall be entitled to review the Closing Date Balance Sheet, Buyer's calculations of the Purchase Price Adjustment, and any working papers, trial balances and similar materials relating to the Closing Date Balance Sheet prepared by Buyer or its accountants. Buyer shall also provide the Stockholders' Representative and its accountants with timely access, during Buyer's normal business hours, to Buyer's personnel, properties, books and records to the extent related to the preparation of the Closing Date Balance Sheet and the determination of the Purchase Price Adjustment.

      1.5 Disputes. The following clauses (i) and (ii) set forth the procedures for resolving disputes among the parties with respect to the Closing Date Balance Sheet and the determination of the Purchase Price Adjustment:

               (i) Within thirty (30) days after delivery to the Stockholders' Representative of Buyer's calculation of the Purchase Price Adjustment pursuant to Section 1.4, the Stockholders' Representative may deliver to Buyer a written report (the "Stockholders' Report") prepared by independent certified public accountants selected by the Stockholders' Representative (the "Stockholders' Accountants") advising Buyer either that the Stockholders' Accountants (A) agree with the Buyer's calculations of the Purchase Price Adjustment, or (B) deem that one or more adjustments are required. If Buyer shall concur with the adjustments proposed by the Stockholders' Accountants, or if Buyer shall not object thereto in a writing delivered to the Stockholders' Representative within thirty (30) days after Buyer's receipt of the Stockholders' Report, the calculations of the Purchase Price Adjustment set forth in such Stockholders' Report shall become final and shall not be subject to further review, challenge or adjustment absent fraud. If the Stockholders' Representative does not submit a Stockholders' Report within the 30-day period provided herein, then the Purchase Price Adjustment as calculated by Buyer shall become final and shall not be subject to further review, challenge or adjustment absent fraud.

               (ii) In the event that the Stockholders' Representative submits a Stockholders' Report and Buyer and the Stockholders' Representative are unable to resolve the disagreements set forth in such report within (30) days after the date of the Stockholders' Report, then such disagreements shall be referred to a nationally recognized firm of independent certified public accountants selected by mutual agreement of the Stockholders' Representative and Buyer (the "Settlement Accountants"), and the determination of the Settlement Accountants shall be final and shall not be subject to further review, challenge or adjustment absent fraud. The Settlement Accountants shall use their best efforts to reach a determination not more than forty-five (45) days after such referral. The costs and expenses of the services of the Settlement Accountants, as well as the reasonable costs and expenses of the services of Buyer's Accountants and the Stockholders' Accountants to the extent incurred in connection with the audit of the Closing Date Balance Sheet and the activities contemplated by this Section 1.5, shall be paid by the Stockholders if (A) the difference between (i) the Purchase Price Adjustment resulting from the determinations of the Settlement Accountants and (ii) the Purchase Price Adjustment resulting from the determinations set forth in the Stockholders' Report is greater than or equal to
(B) the difference between (i) the Purchase Price Adjustment resulting from the determinations of the Settlement Accountants and (ii) the Purchase Price Adjustment resulting from Buyer's calculations as set forth in the deliveries pursuant to Section 1.4 hereof; otherwise, such costs and expenses of the Settlement Accountants shall be paid by Buyer.

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                             Article II. - CLOSING

      2.1 Closing. Subject to the conditions stated in Article VI of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be held at 9:00 a.m., Miami time, on or prior to June 5, 2000, or, if the conditions set forth in Section 6.2 have not been satisfied or waived on such date, on the fifth (5th) business day after all such conditions shall have been satisfied or waived, at the Miami offices of Greenberg Traurig, P.A. (or at the request of Buyer, at the offices of counsel to any lender providing financing in connection with the transactions contemplated hereby). The date upon which the Closing occurs is hereinafter referred to as the "Closing Date." The Closing shall be deemed completed as of 12:01 a.m. Miami time on the morning of the Closing Date.

      2.2 Deliveries by Stockholders. At or prior to the Closing, the Stockholders shall deliver to Buyer:

               (i) certificates representing all Shares, duly endorsed in blank for transfer, or with appropriate stock powers in blank attached;

               (ii) the resignations of all the officers and directors of the Company;

               (iii) the stock book, stock ledger, minute books and corporate seal of the Company;

               (iv) a certificate executed by the Stockholders' Representative to the effect that, to its knowledge, the conditions set forth in Sections 6.2(a) and 6.2(c) have been satisfied;

               (v) possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of the Company, the Stockholders and their respective Affiliates pertaining to the Company (collectively, the "Records"); provided, however, that the Stockholders' Representative may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that the Stockholders are reasonably likely to need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Stockholders' Representative will be required in connection with the performance of its obligations under Article VIII hereof; and

               (vi) evidence satisfactory to Buyer that Buyer's designees shall be as of the Closing Date the only authorized signatories with respect to the Company's various accounts, credit lines, safe deposit boxes or vaults set forth or required to be set forth in Schedule 3.18.

      2.3 Deliveries by Buyer. At or prior to the Closing, Buyer shall deliver to Stockholders' Representative (or, as applicable, the Escrow Agent):

               (i) the amount and form of Purchase Price required to be paid at Closing pursuant to Sections 1.2(a) and 1.2(b) hereof; and

               (ii) a certificate executed by an authorized officer of the Buyer, on behalf of the Buyer, to the effect that, to its knowledge, the conditions set forth in Section 6.1(b) have been satisfied.

      2.4   Termination in Absence of Closing.

            (a) Subject to the provisions of Section 2.4(b), if the Closing has not occurred within sixty (60) days of the date hereof, then any party hereto may thereafter terminate this Agreement by written notice to such effect, to the other parties hereto, without liability of or to any party to this


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Agreement or any shareholder, director, officer, employee or representative of such party unless the reason for Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth in Article VI have been satisfied or waived in writing by the date scheduled for the Closing pursuant to
Section 2.1, the failure of such party to perform its obligations under this
Article II on such date; provided, however, that the provisions of Sections 9.2 through 9.6, 9.17 and 9.19 shall survive any such termination; and provided further, however, that any termination pursuant to this Section 2.4 shall not relieve any party hereto who was responsible for Closing having not occurred as described in clauses (i) or (ii) above of any liability for (x) such party's willful breach of the provisions of this Agreement, or (y) if all of the conditions to such party's obligations set forth in Article VI have been satisfied or waived in writing by the date scheduled for the Closing pursuant to
Section 2.1, the failure of such party to perform its obligations under this
Article II on such date.

            (b) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by notice from Buyer to the Company if:

               (i) any representation or warranty made herein for the benefit of Buyer, or any certificate, schedule or document furnished to Buyer pursuant to this Agreement is untrue in any material respect; or

               (ii) The Company or the Stockholders shall have defaulted in any material respect in the performance of any material obligation under this Agreement, which default shall not have been cured within ten days of written notice thereof.

               (c) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by notice from the Company to Buyer if:

                   (i) any representation or warranty made herein for the benefit of the Stockholders, or any certificate, schedule or document furnished to the Stockholders pursuant to this Agreement is untrue in any material respect; or

                   (ii) Buyer shall have defaulted in any material respect in the performance of any material obligation under this Agreement, which default shall not have been cured within ten days of written notice thereof.

                Article III. - REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

         The Company (and, solely as provided in and limited to Section 3.24 hereof, each of the Stockholders) hereby represents and warrants to Buyer that:

      3.1 Corporate Existence and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, the Company has the corporate power to own, manage, lease and hold its Properties and to carry on its business as and where such Properties are presently located and such business is presently conducted; and neither the character of the Company's Properties nor the nature of the Company's business requires the Company to be duly qualified to do business as a foreign corporation in any jurisdiction outside those identified in Schedule 3.1 attached hereto, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, prospects, results of operation or financial condition of the Company and its Subsidiaries, taken as a whole (a "Company Material Adverse Effect"). The Company is qualified as a foreign corporation and in good standing in each jurisdiction listed on Schedule 3.1.


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      3.2   Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Company and the Stockholders, and each of the Stockholders and the Company has all requisite power and legal capacity to execute and deliver this Agreement and all Collateral Agreements (to the extent a party thereto) executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements (to the extent a party thereto), and to perform its and his obligations hereunder and under the Collateral Agreements (to the extent a party thereto). The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (including approval of the Company's Board of Directors) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and each Collateral Agreement to which any of the Stockholders and/or the Company is a party constitutes, or upon execution and delivery will constitute, assuming the due execution and delivery by Buyer, the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

      3.3   Capitalization and Corporate Records.

            (a) The Company's authorized capital stock consists solely of (i) 6,262,232.244 shares of common stock, par value $.01 per share, of which 1,130,000 shares are issued and outstanding, (ii) 299.780 shares of Series A preferred stock, par value $.01 per share, of which 299.780 shares are outstanding, (iii) 206.790 shares of Series B preferred stock, par value $.01 per share, of which 206.790 shares are outstanding, (iv) 250.394 shares of Series C preferred stock, par value $.01 per share, of which 250.394 shares are outstanding, (v) 650.000 shares of Series D preferred stock, par value $.01 per share, of which 650.000 shares are outstanding and (vi) 425.280 shares of Series E preferred stock, par value $.01 per share, of which 425.280 shares are outstanding. All issued and outstanding shares of the Company's capital stock are owned beneficially and of record by the Stockholders, and as of the Closing Date shall be free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever ("Liens"), and no shares of capital stock are held in the Company's treasury. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of the Company, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"). Except for options and warrants (collectively the "Company Options") to purchase an aggregate of 1,371,170 shares of the Company's common stock, there are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any shares of capital stock of the Company. Schedule 3.3(a) sets forth (x) a true and complete summary of the outstanding shares of Company stock, including the name and state of domicile of each Stockholder and the number (and class and/or series) of shares held of record and beneficially by each Stockholder, and (y) a true, complete and correct list of all Company Options, including with respect to each such security, (i) the name of the holder thereof, (ii) the number (and class and/or series) of shares subject thereto, (iii) the per share exercise price, (iv) the date of grant, (v) the expiration date, and (vi) any applicable exercise vesting schedule. Upon delivery to Buyer at the Closing of certificates representing the Shares, accompanied by stock powers duly endorsed in blank, (i) good and valid title to the Shares will pass to Buyer, free and clear of all Liens of any kind, other than those arising from acts of Buyer, and (ii) Buyer will own 100% of the outstanding capital stock of the Company and no holder of Company securities will have any right to acquire securities of the Company (or, except as expressly set forth in Article 1 hereof, any securities of Buyer).

            (b) The copies of the Certificate of Incorporation and Bylaws of the Company provided to Buyer are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The Company's stock and minute books made available to Buyer for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all shareholder and corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since its inception. All corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company fairly and accurately reflect in all material respects all of the Company's transactions, properties, assets and liabilities.

            (c) Except for the Subsidiaries of the Company listed on Schedule 3.3(c), the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in any other corporation, partnership, joint venture or other business entity. Schedule 3.3(c) hereto sets forth the name of each Subsidiary of the Company, and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. The outstanding shares of capital stock or equity interests of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by Company or another Subsidiary of the Company are owned by it free and clear of any and all Liens, except as set forth in Schedule 3.3(c) hereto. No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, commitment or agreement to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other equity interests of any Subsidiary. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its reorganization and is duly qualified to do business and is in good standing under the laws of (i) each jurisdiction in which it owns or leases real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, except in each case where the failure to be so qualified could not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary has all requisite corporate power and authority to own its properties and carry on its business as presently conducted.

      3.4 No Stockholder Defaults or Consents. Except as otherwise set forth in Schedule 3.4 hereto, the execution and delivery of this Agreement and the Collateral Agreements by Stockholders and the performance by the Stockholders of their obligations hereunder and thereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which any of the Stockholders is a party, or by which the properties or assets of any of the Stockholders is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, in each case except to the extent that such violation, default or breach could not reasonably be expected to delay or otherwise significantly impair the ability of the parties to consummate the transactions contemplated hereby.

      3.5 No Company Defaults or Consents. Except for filings and authorizations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or as otherwise set forth in Schedule 3.5 attached hereto, neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

               (i) violate or conflict with any of the terms, conditions or provisions of the charter or bylaws of the Company;

               (ii) violate any Legal Requirements applicable to the Company;

               (iii) except with respect to the Leases (as hereinafter defined), violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Contract or Permit binding upon or applicable to the Company;

               (iv) result in the creation of any lien, charge or other encumbrance on any Properties of the Company; or

               (v) except with respect to the Leases, require any of the Stockholders or the Company to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

      3.6 No Proceedings. No suit, action or other proceeding is pending or, to the Knowledge of the Company, threatened before any Governmental Authority seeking to restrain the Company or the Stockholders or prohibit their entry into this Agreement or prohibit the Closing, or seeking damages against the Company or its Properties as a result of the consummation of this Agreement.

      3.7   Employee Benefit Matters.

            (a) Schedule 3.7(a) provides a complete list of each of the following, if any, which is sponsored, maintained or contributed to by the Company for the benefit of the employees or agents of the Company, which has been so sponsored, maintained or contributed to at any time during the Company's existence or with respect to which the Company has or may have any actual or contingent liability:

               (i) each "employee benefit plan," as such term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Plan"); and,

               (ii) each personnel policy, employee manual or other written statements of rules or policies concerning employment, stock option plan, collective bargaining agreement, store manager compensation arrangement, bonus plan or arrangement, incentive award plan or arrangement, vacation and sick leave policy, severance pay policy or agreement, deferred compensation agreement or arrangement, consulting agreement, employment contract and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.7(a)(i) ("Benefit Program or Agreement").

            (b) True, correct and complete copies of each of the Plans (if any), and related trusts, if applicable, including all amendments thereto, have been furnished to Buyer. There has also been furnished to Buyer, with respect to each Plan required to file such report and description, the three most recent reports on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all Benefit Programs or Agreements have also been furnished to Buyer.

            (c) Except as otherwise set forth in Schedule 3.7(c),

               (i) The Company does not contribute to or have an obligation to contribute to, and the Company has not at any time contributed to or had an obligation to contribute to, and the Company does not have any actual or contingent liability under a multiemployer plan within the meaning of Section 3(37) of ERISA ("Multiemployer Plan") or a multiple employer plan within the meaning of Section 413(b) and (c) of the Code.

               (ii) The Company has performed all material obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Plans and the Benefit Programs and Agreements, and to the Knowledge of the Company, there have been no defaults or violations by any other party to the Plans or Benefit Programs or Agreements;

               (iii) All reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Plan and each Benefit Program or Agreement has been administered in material compliance with its governing documents;

               (iv) Each of the Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which could adversely affect such qualified status;

               (v) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets;

               (vi) All contributions required to be made to the Plans pursuant to their terms and provisions and applicable law have been made timely;

               (vii) As to any Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation Section 2615.3 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, no liability to the PBGC has been incurred, and the assets of the Plan equal or exceed the aggregate present value of the benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan, computed on a "plan termination basis" based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

               (viii) None of the Plans nor any trust created thereunder or with respect thereto has engaged in any "prohibited transaction" or "party-in-interest transaction" as such terms are defined in Section 4975 of the Code and Section 406 of ERISA which could subject any Plan, the Stockholders or any officer, director or employee thereof to a tax or penalty on prohibited transactions or party-in-interest transactions pursuant to Section 4975 of the Code or Section 502(i) of ERISA;

               (ix) To the Knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any of the Plans or Benefit Programs or Agreements before the Internal Revenue Service, the Department of Labor or the PBGC;

               (x) Each trust funding a Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such exempt status.

               (xi) The Company does not have any obligation to provide health benefits or death benefits to former employees, except as specifically required by law;

               (xii) Neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby will: (A) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (B) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (C) directly or indirectly result in any payment made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code;

               (xiii) The Company has not incurred any liability or taken any action, and no action or event has occurred that could cause the Company to incur any liability (A) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA that is not a Plan, or (B) to any Multiemployer Plan, including without limitation an account of a partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA.

               (xiv) Since January 1, 1998, there have not been any (i) work stoppages, labor disputes or other significant controversies between the Company and its employees, (ii) labor union grievances or organizational efforts, or
(iii) unfair labor practice or labor arbitration proceedings pending or threatened.

            (d) Except as set forth in Schedule 3.7(a), the Company is not a party to any agreement, and has not established any policy or practice, requiring the Company to make a payment or provide any other form or compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

            (e) Schedule 3.7(e) sets forth by number and employment classification the approximate numbers of employees employed by the Company as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with the Company.

            (f) Neither the Buyer nor any of its Affiliates shall have any liability or obligations under or with respect to the Workers Adjustment Retraining Notification Act in connection with any of the transactions contemplated in connection herewith.

            (g) Schedule 3.7(g) sets forth, by employee, all increases in compensation instituted since March 31, 1999.

      3.8   Financial Statements; Liabilities; Accounts Receivable; Inventories.

            (a) The Company has delivered to Buyer true and complete copies of Financial Statements with respect to the Company and its business as of and for the years ended February 1, 1998, January 31, 1999 and January 29, 2000, and as of and for the two months ended April 1, 2000 (the "Financial Statements"), and said Financial Statements are attached hereto as Schedule 3.8(a). All of such Financial Statements present fairly the financial condition and results of operations of the Company for the dates or periods indicated thereon. All of such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated; provided that the Financial Statements as of and for the two months ended April 1, 2000 lack footnotes and other presentation items and are subject to normal year-end adjustments consistent with past practice, none of which will be material.

            (b) Except for (i) the liabilities reflected on the Company's January 29, 2000 balance sheet included with the Financial Statements attached as Schedule 3.8(a), (ii) trade payables and accrued expenses incurred since January 29, 2000 (the "Balance Sheet Date") in the ordinary course of business, none of which are material, (iii) executory contract obligations under (x) Contracts listed on Schedule 3.13, and/or (y) Contracts not required to be listed on Schedule 3.13, and (iv) the liabilities set forth in Schedule 3.8(b) attached hereto, the Company does not have any liabilities or obligations (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP).

            (c) Except as otherwise set forth in Schedule 3.8(c), the accounts receivable reflected on the January 29, 2000 balance sheet included in the Financial Statements referenced in Section 3.8(a) and all of the Company's accounts receivable arising since the Balance Sheet Date arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account obligors, and no further filings (with governmental agencies, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle the Company to collect the accounts receivable in full. Except as set forth in
Schedule 3.8(c), no such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against as set forth in the January 29, 2000 balance sheet included in such Financial Statements, no defense or set-off to any such account has been asserted by the account obligor or exists.

            (d) Except as otherwise set forth in Schedule 3.8(d), the Inventory of the Company as of the Closing Date shall consist of items of a quality, condition and quantity consistent with normal seasonally-adjusted Inventory levels of the Company and be usable and saleable in the ordinary and usual course of business for the purposes for which intended, except to the extent written down or reserved against on the Closing Date Balance Sheet. Except as otherwise set forth in Schedule 3.8(d), the Company's Inventory is valued on the Company's books of account in accordance with GAAP at the lower of cost (first in, first out) or market, and the value of obsolete materials, materials below standard quality and slow-moving materials have been written down in accordance with GAAP.

            (e) Except as provided under the provisions of the agreements described in Schedule 3.8(e), the Company has and will have as of the Closing Date legal and beneficial ownership of its owned Properties, free and clear of any and all Liens.

      3.9   Absence of Certain Changes.

            (a) Except as otherwise set forth in Schedule 3.9(a) attached hereto, since the Balance Sheet Date, there has not been:

               (i) any event, circumstance or change that had or could reasonably be expected to have a Company Material Adverse Effect;

               (ii) any damage, destruction or loss (whether or not covered by insurance) that had or could reasonably be expected to have a Company Material Adverse Effect; or

               (iii) any material adverse change in the Company's sales patterns, pricing policies, accounts receivable or accounts payable.

            (b) Except as otherwise set forth in Schedule 3.9(b) attached hereto, since the Balance Sheet Date, the Company has not done any of the following:

               (i) merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person;

               (ii) purchased any securities of any Person;

               (iii) created, incurred, assumed, guaranteed or otherwise become liable or obligated with respect to any indebtedness, or made any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

               (iv) made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have a material effect on the tax treatment of the Company or the Company's business operations;

               (v) entered into, amended or terminated any material agreement other than in the ordinary course of business;

               (vi) sold, transferred, leased, mortgaged, encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or (ii) pursuant to any agreement specified in Schedule 3.13;

               (vii) settled any material claim or litigation, or filed any motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

               (viii) incurred or approved, or entered into any agreement or commitment to make, any expenditures in excess of $25,000 (other than those arising in the ordinary course of business or those required pursuant to any agreement specified in Schedule 3.13);

               (ix) maintained its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under generally accepted accounting principles;

               (x) adopted any Plan or Benefit Program or Agreement, or granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment), other than merit increases to non-officer employees in the ordinary course of business and consistent with past practice;

               (xi) suffered any extraordinary losses or waived any rights of material value;

               (xii) made any payment to any Affiliate or forgiven any indebtedness due or owing from any Affiliate to the Company;

               (xiii) (A) liquidated Inventory or accepted product returns other than in the ordinary course, (B) accelerated receivables, (C) delayed payables, or (D) changed in any material respect the Company's practices in connection with the payment of payables and/or the collection of receivables;

               (xiv) engaged in any one or more activities or transactions with an Affiliate or outside the ordinary course of business;

               (xv) declared, set aside or paid any dividends, or made any distributions or other payments in respect of its equity securities, or repurchased, redeemed or otherwise acquired any such securities;

               (xvi) amended its charter or bylaws;

               (xvii) issued any capital stock or other securities, or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its capital stock; or

               (xviii) committed to do any of the foregoing.

      3.10 Compliance with Laws. Except as otherwise set forth in Schedule 3.10(1), the Company is and has been in compliance in all respects with any and all Legal Requirements applicable to the Company, other than failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of the Company. Except as otherwise set forth in Schedule 3.10(2), the Company (x) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any

Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such Legal Requirements, except for failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of the Company, and (y) is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any Legal Requirement or Permit applicable to the Company. Without limiting the generality of the foregoing, the Company has not received notice of and there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that the Company is not or has not been in compliance with Legal Requirements relating to
(a) the operation of retail stores, (b) employment, safety and health, (c) environmental protection, building, zoning and land use, and/or (d) the Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder.

      3.11 Litigation. Except as otherwise set forth in Schedule 3.11, there are no claims, actions, suits, investigations or proceedings against the Company pending or, to the Knowledge of the Company, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have an adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties or financial condition of the Company and there is no basis for any such claim, action, suit, investigation or proceeding.
Schedule 3.11 also includes a true and correct listing of all material actions, suits, investigations, claims or proceedings that were pending, settled or adjudicated since January 1, 1996.

      3.12  Real Property Leases.

            (a) The Company does not own and has never owned any real property.

            (b) Schedule 3.12(b) sets forth a list of all leases, licenses or similar agreements relating to the Company's use or occupancy of real estate owned by a third party ("Leases"), true and correct copies of which have previously been furnished to Buyer, in each case setting forth (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the mailing address (including name of mall, if applicable) of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended in writing or otherwise, except to the extent such amendments have previously been furnished to Buyer, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. Neither the Company nor its agents or employees have received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment.

            (c) To the Knowledge of the Company, the Company has a valid leasehold interest in each Leased Premises, free and clear of any Liens, encumbrances, covenants and easements or title defects that have had or could reasonably be expected to have an adverse effect on the Company's use and occupancy of the Leased Premises. The Company has not received notice of (a) any condemnation, eminent domain or similar proceeding affecting any portion of the Leased Premises or any access thereto, and, to the Knowledge of the Company, no such proceedings are contemplated, (b) any special assessment or pending improvement liens to be made by any governmental authority which may affect any of the Leased Premises, or (c) any violations of building codes and/or zoning ordinances or other governmental regulations with respect to the Leased Premises which remain unremedied.

            (d) Schedule 3.12(d) sets forth, for each contemplated real property lease of a store location or proposed store location with respect to which the Company has reached an agreement in principle but has not yet signed a written agreement (each a "Proposed Store Location"), the mailing address (including name of mall, if applicable) and a brief description of each of the following items: (A) proposed monthly rental and escalation provisions, (B) lease term and renewal options, (C) annual breakeven points for percentage rent, (D) percentage rent rate, if applicable, and (E) walkaway provisions.

      3.13  Commitments.

      (a) Except as otherwise set forth in Schedule 3.12(b) or Schedule 3.13, the Company is not a party to or bound by any of the following, whether written or oral:

               (i) any Contract that cannot by its terms be terminated by the Company with 30 days' or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

               (ii) contract or commitment for capital expenditures by the Company in excess of $25,000;

               (iii) lease or license with respect to any Properties, real or personal, whether as landlord, tenant, licensor or licensee;

               (iv) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

               (v) partnership agreement;

               (vi) contract with any Affiliate of the Company (including the Stockholders) relating to the provision of goods or services by or to the Company;

               (vii) agreement for the sale of any assets that in the aggregate have a net book value on the Company's books of greater than $25,000;

               (viii) agreement that purports to limit the Company's freedom to compete freely in any line of business or in any geographic area;

               (ix) preferential purchase right, right of first refusal, or similar agreement; or

               (x) other Contract that is material to the business of the Company.

            (b) All of the Contracts listed or required to be listed in Schedule 3.12(b) or Schedule 3.13 are valid, binding on the Company and in full force and effect, and the Company has not been notified or advised by any party thereto of such party's intention or desire to terminate or modify any such Contract in any respect, except as disclosed in Schedule 3.12(b) or Schedule 3.13. Neither the Company nor, to the Knowledge of the Company, any other party is in breach of any of the material terms or covenants of any Contract listed or required to be listed in Schedule 3.13. Following the Closing, the Company will continue to be entitled to all of the benefits currently held by the Company under each Contract listed or required to be listed in Schedule 3.12(b) or Schedule 3.13.

            (c) Except as otherwise set forth in Schedule 3.13(c), the Company is not a party to or bound by any Contract or Contracts the terms of which were arrived at by or otherwise reflect less-than-arm's-length negotiations or bargaining.

      3.14 Insurance. Schedule 3.14 hereto is a complete and correct list of all insurance policies (including, without limitation, fire, liability, product liability, workers' compensation and vehicular) presently in effect that relate to the Company or its Properties, including the amounts of such insurance and annual premiums with respect thereto, all of which have been in full force and effect from and after the date(s) set forth on Schedule 3.14. Such policies are sufficient for compliance by the Company with all applicable Legal Requirements and all material Contracts. None of the insurance carriers has indicated to the Company an intention to cancel any such policy or to materially increase any insurance premiums (including, without limitation, workers' compensation premiums), or that any insurance required to be listed on Schedule 3.14 will not be available in the future on substantially the same terms as currently in effect. Except as set forth on Schedule 3.14, the Company has no claim pending or anticipated against any of its insurance carriers under any of such policies and, to the Knowledge of the Company, there has been no actual or alleged occurrence of any kind which could reasonably be expected to give rise to any such claim. During the prior three years, all notices required to have been given by the Company or the Stockholders to any insurance company have been timely and duly given, and no insurance company has asserted that any claim is not covered by the applicable policy relating to such claim.

      3.15 Intangible Rights. Set forth on Schedule 3.15 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, URLs/domain names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, Used or licensed by the Company and all goodwill associated therewith. The Company owns or has the right to use and shall as of the Closing Date own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are necessary for the ownership, management or operation of its Properties ("Intangible Rights") including, but not limited to, the Intangible Rights listed on Schedule 3.15. Except as set forth on Schedule 3.15, (i) the Company is the owner of all right, title and interest in and to all of the Intangible Rights, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the Intangible Rights of others; (ii) no royalties, honorariums or fees are payable by the Company to any person by reason of the ownership or use of any of the Intangible Rights; (iii) there have been no claims made against the Company asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Rights and no grounds for any such claims exist; (iv) the Company has not made any claim of any violation or infringement by others of any of its Intangible Rights or interests therein and, to the Knowledge of the Company, no grounds for any such claims exist; (v) the Company has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Knowledge of the Company, neither the use of the Intangible Rights nor the operation of the Company's businesses is infringing or has infringed upon any intellectual property rights of others; (vi) the Intangible Rights are sufficient and include all intellectual property rights necessary for the Company to lawfully conduct its business as presently being conducted; (vii) no interest in any of the Company's Intangible Rights has been assigned, transferred, licensed or sublicensed by the Company to any person other than the Buyer pursuant to this Agreement; (viii) to the extent that any item constituting part of the Intangible Rights has been registered with, filed in or issued by, any Governmental Authority, such registrations, filings or issuances are listed on Schedule 3.15 and were duly made and remain in full force and effect; (ix) to the Knowledge of the Company, there has not been any act or failure to act by the Company or any of its directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intangible Rights or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of the Intangible Rights; (x) to the extent any of the Intangible Rights constitutes proprietary or confidential information, the Company has adequately safeguarded such information from disclosure; and (xi) all of the Company's current Intangible Rights will remain in full force and effect following the Closing without alteration or impairment.

      3.16 Equipment and Other Tangible Property. Except as otherwise set forth on Schedule 3.16, the Company's equipment, furniture, machinery, vehicles, structures, fixtures and other tangible property included in the Properties (the "Tangible Company Properties"), other than Inventory, are suitable for the purposes for which intended and in good operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such Tangible Company Properties as shall have been taken out of service on a temporary basis for repairs or replacement consistent with the Company's prior practices and normal industry standards. To the Knowledge of the Company, the Tangible Company Properties are free of any structural or engineering defects, and during the past five years there has not been any significant interruption of the Company's business due to inadequate maintenance or obsolescence of the Tangible Company Properties.

      3.17  Permits; Environmental Matters.

            (a) Except as otherwise set forth in Schedule 3.17(a), the Company has all Permits necessary for the Company to own, operate, use and/or maintain its Properties and to conduct its business and operations as presently conducted and as expected to be conducted in the future. Except as otherwise set forth in
Schedule 3.17(a), all such Permits are in effect, no proceeding is pending or, to the Knowledge of the Company, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the Knowledge of the Company, threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of the Company to own, operate, use or maintain any of its Properties or to conduct its business and operations as presently conducted and as expected to be conducted in the future. Except as otherwise set forth in Schedule 3.17(a), (i) no violations have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) no circumstances exist that would prevent or delay the obtaining of any requisite consent, approval, waiver or other authorization of the transactions contemplated hereby with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

            (b) Except as set forth on Schedule 3.17(b), there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to the Knowledge of the Company, threatened, or judgments or orders relating to any Hazardous Materials (collectively called "Environmental Claims") asserted or threatened against the Company or relating to any real property currently or formerly owned, leased or otherwise Used by the Company. Neither the Company nor, to the Knowledge of the Company, any prior owner, lessee or operator of said real property, has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could reasonably be expected to form the basis for an Environmental Claim against the Company or the Buyer. Except as set forth on
Schedule 3.17(b), the Company has not assumed any liability of any Person for cleanup, compliance or required capital expenditures in connection with any Environmental Claim.

            (c) Except as set forth on Schedule 3.17(c), to the Knowledge of the Company, no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or Used by the Company or, to the Knowledge of the Company, on adjacent parcels of real property, and no part of such real property or, to the Knowledge of the Company, any part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials.

            (d) Except as set forth on Schedule 3.17(d), the Company has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all Permits required by applicable Environmental Laws.

      3.18 Banks. Schedule 3.18 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which the Company has an account, credit line or safe deposit box or vault, and (ii) the purpose of each such account, safe deposit box or vault. As of the closing Date, the persons designated by the Buyer shall be the only authorized signatories with respect to the accounts, credit lines, safe deposit boxes or vaults listed or required to be listed on Schedule 3.18.

      3.19 Suppliers. Schedule 3.19 sets forth the fifteen (15) principal product suppliers of the Company during each of the fiscal years ended January 31, 1999 and January 29, 2000, together with the dollar amount of goods purchased by the Company from each such supplier during each such period. Except as otherwise set forth in Schedule 3.19, the Company maintains good relations with all suppliers listed or required to be listed in Schedule 3.19 as well as with partners, financing sources and other parties with whom the Company has significant relations since February 1, 1998, and no such party has canceled, terminated or made any written (or, to the Knowledge of the Company, oral) threat to the

Company to cancel or otherwise terminate its relationship with the Company or to materially decrease its services or supplies to the Company.

      3.20 Absence of Certain Business Practices. Neither the Company, the Stockholders nor any other Affiliate or agent of the Company, or any other person acting on behalf of or associated with the Company, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier; or (b) directly or indirectly given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, any official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign), or other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction), in each case which (i) could reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, could reasonable by expected to have had an adverse effect on the assets, business, operations or prospects of the Company, or (iii) if not continued in the future, could reasonably be expected to adversely affect the assets, business, operations or prospects of the Company.

      3.21  Services and Non-Governmental Authorizations.

            (a) Except to the extent fully reserved on the Closing Date Balance Sheet, there are no claims existing or, to the Knowledge of the Company, threatened under or pursuant to any warranty, whether express or implied, on products or services sold by the Company. There are no claims existing and, to the Knowledge of the Company, there is no basis for any claim against the Company for injury to persons, animals or property as a result of the sale, distribution or manufacture of any product or performance of any service by the Company, including, but not limited to, claims arising out of the defective or unsafe nature of its products or services. The Company has full and adequate insurance coverage for products liability claims against it.

            (b) Set forth on Schedule 3.21(b) is a list of all authorizations, consents, approvals, franchises, licenses and permits required by any Person (other than Permits) for the operation of the business of the Company as presently operated (the "Other Person Authorizations"). All of the Other Person Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in compliance with the terms of all the Other Person Authorizations. Neither the Company nor any of the Stockholders has any knowledge of any facts which could be expected to cause them to believe that the Other Person Authorizations will not be renewed by the appropriate Person in the ordinary course. Each of the Other Person Authorizations may be assigned and transferred to the Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval, or act of, or the making of any filings with, any Person.

      3.22 Transactions With Affiliates. Except as set forth on Schedule 3.22 and except for normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices, and participation in scheduled Plans or Benefit Programs and Agreements by employees, the Company has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with any of the Stockholders or any other officer, director or shareholder of the Company or any of their respective Affiliates. Except as set forth on Schedule 3.22, none of the Stockholders nor any other Affiliate of the Company is indebted to the Company for money borrowed or other loans or advances, and the Company is not indebted to any such Affiliate.

      3.23 Other Information. The information furnished by the Stockholders and the Company to Buyer pursuant to this Agreement (including, without limitation, information contained in the exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by the Stockholders and/or the Company at or prior to the Closing) is not, nor at the Closing will be, false or misleading in any material respect, or contains, or at the Closing will contain, any misstatement of material fact, or omits, or at the Closing will omit, to state any material fact required to be stated in order to make the statements therein not misleading.

      3.24 Investment Representations of the Stockholders. In connection with its acquisition of capital stock of the Buyer, each Stockholder who is acquiring securities of Buyer pursuant to this Agreement hereby severally represents and warrants to Buyer as follows:

            (a) In evaluating the suitability of an investment in the Buyer, such Stockholder has not relied upon any representations or other information (whether written or oral) from the Buyer, except as expressly set forth herein. Such Stockholder also acknowledges that it has relied solely upon the information contained herein and upon investigations made by it in making the decision to invest in the Buyer.

            (b) SUCH STOCKHOLDER IS AWARE THAT AN INVESTMENT IN THE BUYER INVOLVES A HIGH DEGREE OF RISK AND HAS CAREFULLY CONSIDERED THE RISK FACTORS REFLECTED IN THE BUYER SEC DOCUMENTS (AS HEREINAFTER DEFINED).

            (c) Such Stockholder recognizes that any information furnished by the Buyer does not constitute investment, accounting, tax or legal advice. Moreover, such Stockholder is not relying upon the Buyer with respect to such Stockholder's tax and other economic circumstances in connection with its investment in Buyer. In regard to the tax and other economic considerations related to such investment, such Stockholder has relied on the advice of, or has consulted with, only its own professional advisors.

            (d) Such Stockholder is aware that the capital stock of Buyer to be issued pursuant to this Agreement is being offered and sold by means of an exemption under the Securities Act of 1933, as amended (the "Securities Act"), as well as exemptions under certain state securities laws for nonpublic offerings, and that it makes the representations, declarations and warranties as contained in this Section 3.24 with the intent that the same shall be relied upon in determining its suitability as a purchaser of such Buyer capital stock.

            (e) Except if listed on Schedule 3.24(e) hereto, such Stockholder is an "Accredited Investor" as defined in Rule 501 of Regulation D and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Buyer and of making an informed investment decision.

            (f) Such Stockholder is aware that it cannot sell or otherwise transfer the capital stock of Buyer without registration under applicable state securities laws or without an exemption therefrom, and is aware that it will be required to bear the financial risks of its purchase for an indefinite period of time because, among other reasons, the capital stock of Buyer has not been registered with any regulatory authority of any State and, therefore, cannot be transferred or resold unless subsequently registered under applicable state securities laws or an exemption from such registration is available. Such Stockholder also understands that , except as expressly contemplated by the Registration Rights Agreement (as hereinafter defined), the Buyer is under no obligation to register the capital stock of Buyer on its behalf or to assist it in complying with any exemption from registration under applicable state securities laws.

            (g) Such Stockholder recognizes that no federal or state agency has recommended or endorsed the purchase of the capital stock of Buyer or passed upon the adequacy or accuracy of the information set forth herein, and that the Buyer is relying on the truth and accuracy of the representations, declarations and warranties made by such Stockholder as contained herein in selling the Buyer stock to be issued pursuant to this Agreement.

            (h) Such Stockholder has at all times been given the opportunity to obtain reasonably requested additional information, to verify the accuracy of the information received and to ask questions of and receive answers from certain representatives of the Buyer concerning the terms and conditions of such Stockholder's investment in Buyer and the nature and prospects of the Buyer's business.

            (i) Such Stockholder recognizes that there may be no public market for the capital stock of Buyer, and that it is extremely unlikely that there will be such a market in the future because, except as contemplated by the Registration Rights Agreement, the Buyer is under no obligation to register the capital stock of Buyer under the Securities Act or any state securities laws, or to comply with any exemption available for the resale of capital stock of Buyer without registration. The transferability of the capital stock of Buyer will also be restricted by contract. Furthermore, the laws of various states also may require transferees of the capital stock of Buyer to meet standards similar to those set forth in Section 3.24(f) above. Thus, such Stockholder realizes that it cannot expect to be able to liquidate its investment in the Buyer readily or at all in case of an emergency.

            (j) Such Stockholder is acquiring the capital stock of Buyer for investment for its own account and not with a view to or for sale in connection with any distribution of the capital stock of Buyer to or for the accounts of others. Such Stockholder agrees that it will not dispose of the capital stock of Buyer to be issued pursuant to this Agreement, or any portion thereof or interest therein, unless and until counsel for the Buyer shall have determined that the intended disposition is permissible and does not violate the Securities Act or the rules and regulations of the Commission thereunder, or the provisions of any applicable state securities laws, or any rules or regulations thereunder.

            (k) Such Stockholder recognizes that the acquisition of the capital stock of Buyer is a speculative investment and any financial forecasts or other estimates which may have been made by the Buyer merely represent predictions of future events which may or may not occur and are based on assumptions which may or may not occur. As a consequence, such financial forecasts or other estimates may not be relied upon to indicate the actual results which might be attained.

            (l) Such Stockholder understands and agrees that depending upon its state of residence, a legend in substantially the following form may be placed on all certificates evidencing the Integrated Stock:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND/OR SUCH STATE SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE ISSUER) THAT REGISTRATION IS NOT REQUIRED.

             Article IV. - REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to the Stockholders that:

      4.1 Corporate Existence and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified.

      4.2 Authority, Approval and Enforceability. This Agreement has been, and the Purchase Warrants will be at the Closing, duly executed and delivered by Buyer and Buyer has all requisite corporate power and legal capacity to execute and deliver this Agreement, the Purchase Warrants and all other Collateral Agreements executed and delivered or to be executed and delivered by Buyer in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Purchase Warrants such other Collateral Agreements, and to perform its obligations hereunder and under the Purchase Warrants and such other Collateral Agreements. The execution and delivery of this Agreement, the Purchase Warrants and such other Collateral Agreements and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all corporate action necessary on behalf of Buyer. This Agreement, the Purchase Warrants and each other Collateral Agreement to which Buyer is a party constitutes, or upon execution and delivery will constitute, assuming the due execution and delivery by the other party(ies) thereto, the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

      4.3 No Default or Consents. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder by the Securities and exchange Commission (the "SEC"), applicable state securities or blue sky laws, the Nasdaq Stock Market and the HSR Act, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

               (i) violate or conflict with any of the terms, conditions or provisions of Buyer's Articles of Incorporation or bylaws;

               (ii) violate any Legal Requirements applicable to Buyer;

               (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to Buyer;

               (iv) result in the creation of any lien, charge or other encumbrance on any property of Buyer; or

               (v) require Buyer to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority, in each case except to the extent that such violation, default, breach or requirement could not reasonably be expected to delay or otherwise significantly impair the ability of Buyer to consummate the transactions contemplated hereby.

      4.4 No Proceedings. No suit, action or other proceeding is pending or, to Buyer's knowledge, threatened before any Governmental Authority seeking to restrain Buyer or prohibit its entry into this Agreement or prohibit the Closing, or seeking Damages against Buyer or its properties as a result of the consummation of this Agreement.

      4.5 SEC Reports and Financial Statements. The Buyer has filed with the SEC, and has heretofore made available to the Company true and complete copies of, (i) Buyer's Annual Report on

Form 10-K for the year ended January 29, 2000, and (ii) all forms, reports, schedules, statements and other documents required to be filed by the Buyer under the Exchange Act or the Securities Act from and after the filing thereof (such annual report, forms, reports, schedules, statements and other documents, including any financial statements or schedules included herein, together with Buyer's monthly sales release for February, March and April 2000, are referred to as the "Buyer SEC Documents"). The Buyer SEC Documents, at the time filed,
(a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) compiled in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. There have not been any amendments to the Buyer SEC Documents since the initial filing thereof. The financial statements of the Company included in the Buyer SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which will be material) the consolidated financial position of the Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

      4.6 Capitalization. The authorized capital stock of the Buyer consists of (a) 100,000,000 shares of Buyer Common Stock, of which approximately 42,800,165 shares were issued and outstanding as of January 29, 2000, and (b) 1,000,000 shares of Preferred Stock, $.01 par value share, of which no share are issued or outstanding. Except for Buyer's 5 1/4% Convertible Subordinated Notes and options to purchase an aggregate of approximately 4,458,000 shares of Buyer Common Stock, as of January 29, 2000, there were no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or similar agreements relating to any shares of capital stock of the Buyer. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the shares of Buyer stock to be issued pursuant to this Agreement will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

      4.7 Absence of Certain Changes. Since January 29, 2000, neither Buyer nor any of its subsidiaries has, except to the extent reported in Buyer press releases (copies of which have heretofore been provided to the Company), (a) suffered a change, or any event involving a prospective change, in the business, assets, financial condition or results of operation which has had, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on Buyer's consolidated business, assets, financial condition or results of operations (a "Buyer Material Adverse Effect"); or (b) conducted its business and operations other than in the ordinary course of business consistent with past practices.

      4.8 Compliance with Laws. Except as reflected in the Buyer SEC Documents, the Buyer is and has been in compliance with any and all Legal Requirements applicable to the Buyer, other than failures to so comply that would not have a Buyer Material Adverse Effect.

                   Article V. - OBLIGATIONS PRIOR TO CLOSING

      From the date of this Agreement through the Closing:

      5.1 Buyer's Access to Information and Properties. The Company shall permit Buyer and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, employees, counsel, accountants, engineers and other representatives of the Company at all times reasonably requested by Buyer for the purpose of conducting an investigation of the Company's financial condition, corporate status, operations, prospects, business and Properties. The Company shall, upon request, make available to Buyer for examination and reproduction all documents and data of every kind and character relating to the Company in possession or control of, or subject to reasonable access by, the Company and/or any of the Stockholders, including, without limitation, all files, records, data and information relating to the Properties (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Also, the Company shall allow Buyer access to, and the right to inspect, the Properties, except to the extent that such Properties are operated by a third-party operator, in which case the Company shall use its best efforts to cause the operator of such Properties to allow Buyer access to, and the right to inspect, such Properties.

      5.2 Company's Conduct of Business and Operations. The Company shall keep Buyer advised as to all material operations and proposed material operations relating to the Company. The Company shall (a) conduct its business in the ordinary course, (b) use its best efforts to preserve the present relationships of the Company with persons having significant business relations therewith, (c) maintain and operate its Properties in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner, (e) use reasonable efforts to keep all Contracts listed or required to be listed on
Schedule 3.13 in full force and effect, (f) comply in all material respects with all of the covenants contained in all such material Contracts, (g) maintain in force until the Closing Date insurance policies (subject to the provisions of Section 5.7) equivalent to those in effect on the date hereof, and (h) comply in all material respects with all applicable Legal Requirements.

      5.3 General Restrictions. Except as otherwise expressly permitted in this Agreement, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, the Company shall not:

               (i) declare, set aside or pay any dividends, or make any distributions or other payments in respect of its equity securities, or repurchase, redeem or otherwise acquire any such securities;

               (ii) merge into or with or consolidate with, any other corporation or acquire the business or assets of any person;

               (iii) purchase any securities of any person;

               (iv) amend its charter or bylaws;

               (v) except for securities listed on Schedule 3.3, issue any capital stock or other securities, or grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its securities;

               (vi) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

               (vii) make any change in any existing election, or make any new election, with respect to any tax law in any jurisdiction which election could have a material effect on the tax treatment of the Company or the Company's business operations;

               (viii) enter into, amend or terminate any material agreement;

               (ix) sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or
(ii) pursuant to any agreement specified in Schedule 3.13;

               (x) settle any material claim or litigation, or file any material motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator;

               (xi) other than in the ordinary course of business consistent with past practices, incur or approve, or enter into any agreement or commitment to make, any expenditures in excess of $25,000 (other than those required pursuant to any agreement specified in Schedule 3.13);

               (xii) maintain its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or make any change in any of its accounting methods or practices (without limiting the generality of the foregoing, it is specifically agreed that the Company shall not reverse (or, except for the express purpose(s) for which established, otherwise use) any reserves or accruals in existence on the date hereof);

               (xiii) make any material change, whether written or oral, to any agreement or understanding with any of the suppliers or customers listed or required to be listed on Schedule 3.19;

               (xiv) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when they would have been collected in the ordinary course of business consistent with past practices;

               (xv) delay or accelerate payment of any accrued expense, trade payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practices;

               (xvi) allow its levels of inventory to vary in any material respect from the levels customarily maintained;

               (xvii) except for the payment of bonuses accrued as of the date hereof, adopt any Plan or Benefit Program or Agreement or increase the compensation payable to any employee (including, without limitation, any increase pursuant to any bonus, profit-sharing or other incentive plan or commitment);

               (xviii) become a party to or bound by any of the arrangements described in Section 3.13(a), whether written or oral;

               (xix) engage in any one or more activities or transactions outside the ordinary course of business;

               (xx) enter into any transaction or make any commitment which could result in any of the representations, warranties or covenants of the Company and/or Stockholders contained in this Agreement not being true and correct after the occurrence of such transaction or event; or

               (xxi) commit to do any of the foregoing.

Without limiting the generality of the foregoing, without the prior written consent of the Buyer, which consent may be withheld by Buyer in its sole discretion, the Company shall not enter into, amend or terminate any retail store lease agreement (other than Leases that expire pursuant to their terms).

      5.4 Notice Regarding Changes. The Company shall promptly inform Buyer in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by the Company and/or any of the Stockholders inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. The Buyer shall promptly inform the Company in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by it inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

      5.5 Preferential Purchase Rights. To the extent there are any parties entitled or who may become entitled to exercise preferential purchase or consent rights with respect to the transactions contemplated hereby, the Company and the Stockholders shall promptly use their best efforts to obtain the agreement in writing of such parties to waive or not exercise such rights, which request shall be in form reasonably satisfactory to and approved by Buyer.

      5.6 Ensure Conditions Met. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable Legal Requirements in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all Permits, authorizations, consents and approvals of the Nasdaq Stock Market, each Governmental Authority and each other person which are required for or in connection with the consummation of the transactions contemplated hereby and by the Collateral Agreements (including, but not limited to, any required consents of lessors under the Leases), (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to each party's obligations hereunder as set forth in Article VI, and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.

      5.7 Termination of Insurance Policies. The Company shall take all actions necessary or appropriate to cause any and all insurance coverage currently carried by or for the benefit of the Company to remain in full force and effect; provided, however, that the Company shall cooperate with Buyer to cause termination as of the Closing Date of the insurance coverage identified in writing for this purpose by Buyer to the Company at least five business days prior to the Closing Date, and the Company shall take all actions necessary to discharge any and all liabilities or obligations of the Company arising with respect to any such coverage that is to be terminated hereunder.

      5.8   [Intentionally Omitted].

      5.9   Employee Matters.

            (a) The Company shall take all actions necessary or appropriate to cause each Plan or Benefit Program or Agreement in effect on the date of this Agreement to remain in full force and effect; provided, however, that to the extent requested in writing by Buyer, the Company shall, effective as of the Closing Date, cease to sponsor, maintain or contribute to any Plan or Benefit Program or Agreement specified by Buyer in such written request.

            (b) The Company shall permit Buyer to contact and make arrangements with the Company's employees for the purpose of assuring their continued employment by the Company after the Closing and for the purpose of ensuring the continuity of the Company's business, and the Company agrees not to discourage any such employees from consulting with Buyer.

      5.10 Hart-Scott-Rodino. The parties hereto specifically agree to promptly prepare and file their respective Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), in accordance with applicable law, if such filings are required under applicable law with respect to this Agreement and the transactions contemplated hereby. Each of the parties hereto shall furnish to the others such information and assistance as any other party may reasonably request in connection with the preparation of any such HSR Act filings or submissions and provide the others with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any

Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Buyer shall pay any required HSR Act filing fees.

      5.11 No Shop. From the date of this Agreement until the earlier of (i) the Closing Date, and (ii) the termination of this Agreement, the Company and the Stockholders shall not, and the Company shall cause the Company's officers, directors, employees and other agents not to, directly or indirectly, take any action to solicit, initiate or encourage any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any equity interest in, or a substantial portion of the assets of, the Company, other than in connection with the transactions contemplated by this Agreement. The Company shall immediately advise the Buyer of the terms of any offer, proposal or indication of interest that it receives or otherwise becomes aware of.

      5.12  Company Options.

            (a) The Company shall cause each unexercised Company Option (other than the "Bridge Warrants," as hereinafter defined) to be cancelled immediately prior to the Effective Time and, to the extent any of such Company Options are exercised prior to Closing, shall repurchase prior to the Closing all securities issued upon such exercise. For purposes hereof, the term "Bridge Warrants" means the Company Options to purchase an aggregate of 248,000 shares of the Company's common stock issued to Ian Reisner, Millenium Capital Holdings, LLC, The Travelers Insurance Company and Citigroup Investments, Inc. and noted with an asterisk on Schedule 3.3(a) hereto.

            (b) Except as may otherwise be agreed by Buyer and the Company in writing, the Company and the Stockholders shall take all action necessary so that all Company Options shall terminate as of the Closing, and no holder of Company Options or any participant in any Company stock option (or other benefit) plan shall have any rights thereunder to acquire any equity securities of the Company or the Buyer.

            (c) Except as may otherwise be agreed by Buyer and the Company in writing, all plans, programs or arrangements providing for the issuance or grant of any other interest in respect to the capital stock in the Company or any of the Company's Subsidiaries shall terminate as of the Closing, and no participant in any such plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of the company or the Buyer.

            (d) By execution below, each Stockholder agrees that prior to the Closing or the termination of this Agreement it shall not exercise any Company Option held by it, and that each such Company Option (other than the Bridge Warrants) shall automatically be cancelled for no consideration immediately prior to the Closing, and that at Closing the Bridge Warrants shall be surrendered to Buyer solely in exchange for the consideration set forth on
Schedule 1.2(a) hereto.

       Article VI. - CONDITIONS TO STOCKHOLDERS' AND BUYER'S OBLIGATIONS

      6.1 Conditions to Obligations of the Stockholders. The obligations of the Stockholders to carry out the transactions contemplated by this Agreement are subject, at the option of the Stockholders' Representative, to the satisfaction or waiver of the following conditions:

            (a) Buyer shall have furnished the Stockholders' Representative with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement.

            (b) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

            (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Company or any of the Stockholders) shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the Closing or seeking Damages against the Company as a result of the consummation of this Agreement.

            (d) Stockholders shall have received the opinion of Greenberg Traurig, LLP counsel to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect of Sections 4.1,
4.2 and 4.3(i). In rendering such opinion, Greenberg Traurig may rely as to factual matters on certificates of officers and directors of Buyer and on certificates of governmental officials.

            (e) The Buyer shall have executed and delivered to the Stockholders the Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

            (f) Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereunder shall have expired or been terminated.

            (g) Since January 29, 2000 and up to and including the Closing, and except as reflected in the Buyer SEC Documents, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or could reasonably be expected to have a Buyer Material Adverse Effect (which shall in no event be deemed to include changes in the trading prices of Buyer Common Stock).

      6.2 Conditions to Obligations of Buyer. The obligations of Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction, or waiver by Buyer, of the following conditions:

            (a) All representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and the Company and the Stockholders shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

            (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking Damages against Buyer or the Company or its Properties as a result of the consummation of this Agreement.

            (c) Except for matters disclosed in Schedule 3.9(a) or 3.9(b) attached hereto, and except for matters resulting from the execution of this Agreement, since the Balance Sheet Date and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or could reasonably be expected to have a Company Material Adverse Effect.

            (d) The Buyer shall have received the opinion of Willkie Farr & Gallagher, counsel to the Company ("Company Counsel"), dated as of the Closing Date, addressed to the Buyer and in form and substance reasonably satisfactory to the Buyer, to the effect set forth on Exhibit D hereto. In rendering such opinion, Company Counsel may rely as to factual matters on certificates of officers, directors and shareholders of the Company and on certificates of governmental officials.

            (e) The Company shall have furnished Buyer with a certified copy of all necessary corporate action on its behalf approving the Company's execution, delivery and performance of this Agreement.

            (f) Except for (i) the agreements evidencing Funded Indebtedness,
(ii) the Bridge Warrants, and (iii) the Company's employment and severance agreements listed on any of the schedules hereto, all agreements, commitments and understandings between the Company and any Stockholder (or any other Affiliate of the Company or any such Stockholder), shall have been terminated in all respects on terms satisfactory to Buyer, and all obligations, claims or entitlements thereunder shall be unconditionally waived and released by the Stockholders, such Affiliates and/or the applicable employees and written evidence thereof satisfactory in form and substance to Buyer shall have been delivered to Buyer.

            (g) All proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Buyer and its counsel, and Buyer and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

            (h) Buyer shall have received written evidence, in form and substance satisfactory to Buyer, of (x) the termination or expiration of the HSR waiting period related to Buyer's purchase of the Shares, if applicable, and (y) the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties where the absence of any such consent would result in a material violation of law or a breach or default under any material agreement to which the Company is subject other than the Leases.

            (i) No proceeding in which the Company shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against the Company under any United States or state bankruptcy or insolvency law.

            (j) The Buyer shall have received copies of "payoff" or "estoppel" letters or other evidence, reasonably satisfactory to it, with respect to the outstanding amount of all Funded Indebtedness as of the Closing and the relevant lenders' agreement that, upon the payment thereof by Buyer, any and all Liens that encumber the Company's Properties pursuant thereto shall be released.

            (k) Buyer shall have obtained financing for the transactions contemplated hereby on terms satisfactory to it in its sole discretion.

            (l) Buyer shall have obtained the Company's audited Financial Statements as of and for the fiscal year ended January 29, 2000, together with a report thereon from Ernst & Young LLP.

            (m) All Company Options (other than the Bridge Warrants) shall have been terminated and none of the capital stock issuable upon exercise thereof shall be outstanding, and all Bridge Warrants shall be surrendered to Buyer solely in exchange for the consideration set forth on Schedule 1.2(a) hereof.

            (n) Any prepayment penalties arising under or with respect to the Company's subordinated Funded Indebtedness shall have been eliminated or paid by the Stockholders at no cost to the Company.

            (o) Buyer shall have received evidence, reasonably satisfactory to it, with respect to the due authorization, execution and delivery of this Agreement by each of the Institutional Stockholders.

                     Article VII. POST-CLOSING OBLIGATIONS

      7.1 Further Assurances. Following the Closing, the Company, the Stockholders and the Buyer shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

      7.2 Publicity. Except as required by law, neither the Company, any of the Stockholders nor any of their respective Affiliates shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by Buyer.

      7.3 Post-Closing Indemnity by the Stockholders. Subject to the provisions of the Escrow Agreement and Section 9.1 hereof, from and after the Closing, the Stockholders shall severally indemnify and hold harmless Buyer and its Affiliates, directors, officers and employees from and against any and all Damages arising out of, resulting from or in any way related to (i) a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by any of the Stockholders and/or the Company in this Agreement or in any document or certificate delivered by any of the Stockholders and/or the Company at the Closing pursuant hereto, except to the extent that a breach of a covenant or agreement results from a breach or failure to perform or satisfy by Buyer, (ii) the Company Options other than the Bridge Warrants, and/or (iii) severance payments made subsequent to Closing pursuant to Company agreements in existence immediately prior to the Closing (the "Severance Agreements"), but only to the extent such aggregate severance payments exceed $390,000. Any payment made to Buyer by the Stockholders pursuant to the indemnification obligations under this Section 7.3 shall constitute a reduction in the Purchase Price hereunder.

      7.4   Non-Competition, Non-Solicitation and Non-Disclosure.

            (a) General. In consideration of the payment of the Purchase Price, and in order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each Stockholder hereby covenants and agrees as follows:

               (i) Without the prior written consent of the Buyer, such Stockholder shall not for a period of three (3) years from and after the Closing Date (A) directly or indirectly acquire or own in any manner any interest in any person, firm, partnership, corporation, association or other entity which engages or plans to engage in any facet of the business of the Company or which competes or plans to compete in any way with the Buyer or any of its subsidiaries or Affiliates, anywhere in the world (the "Territory"), (B) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity which engages or plans to engage in any facet of the business of the Company or which competes or plans to compete in any way with the Buyer or any of its subsidiaries or Affiliates within the Territory, or (C) utilize his special knowledge of the business of the Company and his or its relationships with customers, suppliers and others to compete with Buyer and/or any of its Affiliates in any business which engages or plans to engage in the sale or distribution (including by means of the Internet) of sunglasses, watches and/or sunglass or watch accessories; provided, however, that (1) nothing herein shall be deemed to prevent such Stockholder from acquiring through market purchases and owning, (x) solely as an investment, less than five percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under ss.12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as such Stockholder is not a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer, or (y) securities of any Person engaged in retail sales if not more than ten percent (10%) of such Person's revenues are derived from the sale of sunglasses, watches and/or sunglass or watch accessories, (2) the provisions of this Section 7.4(a)(1) shall not be applicable to or binding upon (i) The Travelers Insurance Company ("Travelers"), (ii) DLJ First ESC L.P., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., Global Retail Partners, L.P., Global Retail Partners Funding, Inc., or GRP Partners, L.P. (collectively "DLJ"), or (iii) Mati Weiderpass and (3) nothing herein shall prevent the ownership by Endeavor Capital Management, Wilton Capital Group or Catterton-Simon Partners III, L.P. ("Catterton") of securities received by them as part or all of the consideration for the sale of any Persons or securities of Persons owned by such institutional Stockholder on the date hereof. Such Stockholder acknowledges and agrees that the covenants provided for in this Section 7.4(a) are reasonable and necessary in terms of time, area and line of business to protect the Company's Trade Secrets. Such Stockholder further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the Company's legitimate business interests, which include its interests in protecting the Company's (i) valuable confidential business information, (ii) substantial relationships with customers throughout the United States, and (iii) customer goodwill associated with the ongoing business of the Company. Such Stockholder expressly authorizes the enforcement of the covenants provided for in this Section 7.4(a) by (A) the Company and its subsidiaries, (B) the Company's permitted assigns, and (C) any successors to the Company's business. To the extent that the covenants provided for in this Section 7.4(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

               (ii) Without the prior consent of Buyer, such Stockholder shall not for a period of three (3) years from the Closing Date, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, (i) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of nine months, and/or (ii) call on or solicit any of the actual or suppliers of the Company, nor shall such Stockholder make known the names and addresses of such suppliers or any information relating in any manner to the Company's trade or business relationships with such suppliers; provided, however, that the provisions of this Section 7.4(a)(ii) shall not be applicable to or binding upon Travelers or DLJ.

               (iii) Such Stockholder shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information pertaining to the Company. Any confidential information or data now known or hereafter acquired by such Stockholder with respect to the Company shall be deemed a valuable, special and unique asset of the Company that is received by such Stockholder in confidence and as a fiduciary, and such Stockholder shall remain a fiduciary to the Company with respect to all of such information.

            (b) Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach or violation by a Stockholder of any or all of the covenants and agreements contained in this Section 7.4 may cause irreparable harm and damage to Buyer in a monetary amount which may be virtually impossible to ascertain. As a result, each Stockholder recognizes and hereby acknowledges that Buyer shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in this Section 7.4 by a Stockholder and/or his associates, Affiliates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Buyer may possess hereunder, at law or in equity. Nothing contained in this Section 7.4 shall be construed to prevent Buyer from seeking and recovering from a Stockholder damages sustained by it as a result of any breach or violation by a Stockholder of any of the covenants or agreements contained herein.

      7.5 Standstill. Each Stockholder other than Travelers and DLJ severally covenants and agrees that, until the second anniversary of the Closing Date, it will not, and will cause its Affiliates not to, singly or as a part of a "partnership, limited partnership, syndicate or other group" (as those terms are used within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, through one or more intermediaries or otherwise:

            (a) without the consent of the Board of Directors of the Buyer, voluntarily acquire or offer, seek, propose or agree to acquire, beneficial ownership (as such term is defined in regulations promulgated under the Exchange
Act) of an aggregate of more than 5% of the outstanding shares of Buyer Common Stock;

            (b) (i) solicit proxies within the meaning of Regulation 14A promulgated under the Exchange Act with respect to the Buyer Common Stock, (ii) become a participant in a solicitation of proxies with respect to Buyer Common Stock, (iii) form, join or in any way participate in a Group (as such term is used within the meaning of Section 13(d)(3) of the Exchange Act, which meaning shall apply for all purposes of this Agreement) which is soliciting or intends to solicit proxies with respect to Buyer Common Stock, or (iv) seek to advise, encourage or influence any person or entity with respect to the voting of any Buyer Common Stock;

            (c) form, join or in any way participate in a Group which has acquired or plans to acquire shares of Buyer Common Stock, other than as a Group composed of such Stockholder and its Affiliates (provided that nothing herein shall prohibit a Stockholder from tendering into a tender offer);

            (d) deposit any Buyer Common Stock in any voting trust or subject any Buyer Common Stock to a voting agreement or other arrangement with similar effect that could reasonably be expected to result in any of the foregoing;

            (e) otherwise act, alone or in concert with others (including by providing financing for another party), to seek or offer to control, in any manner, the management, Board of Directors or policies of Buyer;

            (f) unless and until such Stockholder has received the prior written invitation or approval of a majority of the disinterested Board of Directors of Buyer, directly or indirectly, solicit, seek or offer to effect, negotiate with or provide any information to any party, or make any statement or proposal to any person with a view to forming a Group or make any public announcement or proposal or offer whatsoever, with respect to (i) any form of business combination or similar transaction involving the Buyer or any Subsidiary thereof, including, without limitation, a merger, tender or exchange offer or liquidation of assets or (ii) any form of restructuring, recapitalization or similar transaction with respect to the Buyer or any Subsidiary thereof; or

            (g) investigate, encourage or assist any third party to do any of the foregoing.

      7.6 Lease Guarantees. Buyer shall use its reasonable commercial efforts to obtain the release of Ian Reisner and Mati Weiderpass (the "Guarantors") from all obligations arising under the Lease guarantees listed on Schedule 7.6 hereto, and shall indemnify and hold harmless the Guarantors from all obligations accruing under such guarantees subsequent to the Closing Date.

                          Article VIII. - TAX MATTERS

      8.1 Representations and Obligations Regarding Taxes. The Company represents and warrants to and agrees with the Buyer that, except as set forth on Schedule 8.1:

            (a) The Company has filed all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by the Company (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due or those being contested in good faith.

            (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            (c) No director or officer (or employee responsible for Tax matters) of the Company has received any communication, written or oral, from any taxing authority or any representative or employee thereof indicating that the taxing authority may assert any liability for any material additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any material Tax liability of the Company either (i) claimed or raised by any taxing authority in writing or (ii) as to which any of the directors or officers (or employees responsible for Tax matters) of the Company has actual knowledge (after reasonable investigation) based upon personal contact with any agent of such taxing authority. Schedule 8.1 lists all Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit or in respect of which any written or unwritten notice of any audit or examination has been received by the Company. Except as set forth on Schedule 8.1, no issue relating to Taxes has been raised in writing by a taxing authority during any pending audit or examination, and no issue relating to Taxes was raised in writing by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period. The Company has delivered to Buyer correct and complete copies of all Federal, state and local income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.

            (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income Tax within the meaning of Section 6662 of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company has no liability for the Taxes of any Person under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

            (f) The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

            (g) The Company shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign tax law.

            (h) Except as set forth on Schedule 8.1, the Company is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Federal income tax purposes.

            (i) Except as set forth on Schedule 8.1, the Company has not entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

            (j) The Company has never been an S corporation (within the meaning of Section 1361(a)(1) of the Code).

            (k) All material elections with respect to Taxes affecting the Company are disclosed or attached to a Tax Return of the Company.

            (l) All private letter rulings issued by the Internal Revenue Service to the Company (and any corresponding ruling or determination of any state, local or foreign taxing authority) have been disclosed on Schedule 8.1, and there are no pending requests for any such rulings (or corresponding determinations).

            (m) The Company shall grant to Buyer or its designees access at all reasonable times to all of the Company's books and records (including tax workpapers and returns and correspondence with tax authorities), including the right to take extracts therefrom and make copies thereof, to the extent such books and records relate to taxable periods ending on or prior to or that include the Closing Date. Buyer shall (i) grant to the Stockholders' Representative access at all reasonable times to all of the Company's books and records (including tax workpapers and returns and correspondence with tax authorities), including the right to take extracts therefrom and make copies thereof, to the extent that such books and records relate to the operations of the Company during taxable periods ending on or prior to or that include the Closing Date, and (ii) otherwise cooperate with the Stockholders' Representative in connection with any audit of Taxes that relate to the business of the Company prior to Closing.

            (n) Neither the Company nor any of the Stockholders has taken or will take any action that could result in a deemed election under section 338 of the Code with respect to Buyer's purchase of the Shares.

      8.2   Indemnification for Taxes.

            (a) Subject to the provisions of the Escrow Agreement and Section 8.2(e) hereof, the Stockholders hereby severally agree to indemnify Buyer and its Affiliates, including, after the Closing, the Company (each herein sometimes referred to as an "Indemnified Taxpayer") against, and agrees to protect, save and hold harmless each Indemnified Taxpayer from, any and all claims, damages, deficiencies and losses and all expenses, without duplication, including, without limitation, reasonable attorneys', accountants' and experts' fees and disbursements (all herein referred to as "Losses") resulting from:

               (i) A claim by any taxing authority for (A) any Taxes of the Company allocable to any period ending on or prior to the Closing Date or allocable to any period that begins before and ends after the Closing Date ("Pre-Closing Date Period"), but only to the extent the amount thereof exceeds the accrual therefor reflected on the Closing Date Balance Sheet, (B) any Taxes of the Company or any corporation that is or was a member of an Affiliated Group of which the Company was or is a member, and (C), if the income, gains, deductions, losses or credits (or any similar item) of the Company for any Pre-Closing Date Period are adjusted but the liability of the Company for any Tax for any Pre-Closing Date Period resulting from the adjustment is reduced by reason of the utilization of any net operating loss carryover, credit carryover or similar tax benefit available to the Company as of the Closing Date, any Taxes of the Company or of an Affiliated Group of which the Company is a member for any period ending after the Closing Date that would not have been payable but for such utilization of the net operating loss carryover, credit carryover or similar tax benefit.

               (ii) A claim by any taxing authority for any Taxes arising from or occasioned by the sale of the Company's capital stock pursuant to this Agreement; or

               (iii) Any misrepresentation or breach of any representation, warranty or obligation set forth in this Article VIII (each of which is to be interpreted by excluding all references to any amount or other item being "material").

            (b) Subject to the resolution of any Tax contest pursuant to Section 8.2(e), upon notice from Buyer to the Stockholders' Representative that an Indemnified Taxpayer is entitled to an indemnification payment for a Loss pursuant to Section 8.2(a), the Stockholders thereupon shall pay to the Indemnified Taxpayer an amount that, net of any Taxes imposed on the Indemnified Taxpayer with respect to that payment, is equal to the amount of the Loss incurred by the Indemnified Taxpayer net of any Tax benefits derived by the Indemnified Taxpayer from the payment of that Loss, so that the Indemnified Taxpayer is held harmless from that Loss on an after-Tax basis.

            (c) The Buyer and the Stockholders agree to treat any indemnity payments under this Section 8.2 as an adjustment to the Purchase Price for tax purposes.

            (d) Subject to Section 8.2(e) hereof (the provisions of which, as appropriate, shall apply to Buyer rather than to the Stockholders or the Stockholders' Representative mutatis mutandis), from and after the Closing Date, Buyer shall, and shall cause the Company and its subsidiaries to, indemnify Stockholders and hold them harmless from all Losses (i) attributable to Taxes of the Company or any subsidiary thereof for any taxable period ending after the Closing Date (except to the extent such taxable period began before and ended after the Closing Date, in which case Buyer's indemnity will cover only that portion of any such Taxes that are not attributable to the Pre-Closing Tax Period, (ii) attributable to Taxes relating to a breach by Buyer or the Company or any of its subsidiaries of any covenant contained in Section 8.3, or (iii) attributable to Taxes of the Company that are allocable to any Pre-Closing Tax Period and reflected as a tax reserve on the Closing Date Balance Sheet, reduced to the extent the amount in the Company's tax reserve has reduced any obligation of the Stockholders pursuant to this Agreement, and, to the extent of any payments pursuant to this Section 8.2(d)(iii), the amount in the Company's tax reserve on the Closing Date Balance Sheet shall be reduced for all purposes of this Agreement.

            (e) (i) If a claim shall be made by any taxing authority ("Tax Claim") that, if successful, would result in the indemnification of an Indemnified Taxpayer, the Indemnified Taxpayer promptly shall notify the Stockholders' Representative in writing of that fact; provided, however, that any failure to give that notice will not waive any rights of the Indemnified Taxpayer except to the extent the rights of the indemnifying party are actually materially prejudiced.

                (ii) The Stockholders shall have the right, acting through the Stockholders' Representative, to defend the Indemnified Taxpayer against the Tax Claim with counsel of their choice reasonably satisfactory to the Indemnified Taxpayer so long as (A) the Stockholders' Representative notifies the Indemnified Taxpayer in writing within 15 days after the Indemnified Taxpayer has given notice of the Tax Claim that the Stockholders will indemnify the Indemnified Taxpayer from and against the entirety of any Losses the Indemnified Taxpayer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Tax Claim (together with a signed written statement from each Stockholder in form and substance satisfactory to Buyer confirming the indemnification obligation of that Stockholder), (B) the Stockholders' Representative provides the Indemnified Taxpayer with evidence reasonably acceptable to the Indemnified Taxpayer that the Stockholders will have the financial resources to defend against the Tax Claim and fulfill their indemnification obligations hereunder, (C) if requested by the Indemnified Taxpayer, the Stockholders' Representative provides to the Indemnified Taxpayer an opinion, in form and substance reasonably satisfactory to the Indemnified Taxpayer, of counsel reasonably satisfactory to the Indemnified Taxpayer, that there exists a reasonable basis for the Company to prevail in that contest, (D) if the Indemnified Taxpayer is required, or is requested by the Stockholders' Representative (and does not reasonably object to the request), to pay the Tax claimed and sue for a refund, the Stockholders shall have advanced to the Indemnified Taxpayer, on an interest free basis, the full amount the Indemnified Taxpayer is required to pay, and (E) the Stockholders' Representative, acting on behalf of the Stockholders, conducts the defense of the claim actively and diligently.

               (iii) Subject to the provisions of paragraph (ii) above, the Stockholders shall be entitled to prosecute the contest to a determination in a court of initial jurisdiction, and if the Stockholders' Representative shall reasonably request, to a determination in an appellate court provided that, if requested by the Indemnified Taxpayer, the Stockholders' Representative shall provide to the Indemnified Taxpayer an opinion, in form and substance reasonably satisfactory to the Indemnified Taxpayer, of counsel reasonably satisfactory to the Indemnified Taxpayer, that there exists a reasonable basis for the Company to prevail on that appeal.

               (iv) The Stockholders shall not be entitled to settle or to contest any Tax Claim if the settlement of, or an adverse judgment with respect to, the Tax Claim would be likely, in the good faith judgment of the Indemnified Taxpayer (backed by an opinion, if so requested by the Stockholders' Representative, in form and substance reasonably satisfactory to the Stockholders' Representative, of counsel reasonably satisfactory to the Stockholder's Representative), to cause the liability for any Tax of the Indemnified Taxpayer or of any Affiliate of the Indemnified Taxpayer for any taxable period ending after the Closing Date to increase (including, without limitation, by making any election or taking any action having the effect of making any election, by deferring the inclusion of any amount in income or by accelerating the deduction of any amount or the claiming of any credit, but excluding any utilization of any net operating loss carryover, credit carryover or similar tax benefit available to the Company as of the Closing Date described in Section 8.2(a)(i)(C))

               (v) If, after actual receipt by the Indemnified Taxpayer of an amount advanced by the Stockholders pursuant to paragraph (ii)(D) above, the extent of the liability of the Indemnified Taxpayer with respect to the indemnified matter shall be established by the judgment or decree of a court that has become final or a binding settlement with an administrative agency having jurisdiction thereof that has become final, the Indemnified Taxpayer shall promptly pay to the Stockholders any refund received by or credited to the Indemnified Taxpayer with respect to the indemnified matter (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from the taxing authority); provided, however, that the Indemnified Taxpayer shall have been indemnified and held harmless from all Losses by reason of any indemnification payments retained by the Indemnified Taxpayer net of any Taxes imposed on the Indemnified Taxpayer with respect to indemnification payments received by the Indemnified Taxpayer or with respect to the receipt of any payment from the taxing authority. Notwithstanding the foregoing, the Indemnified Taxpayer shall not be required to make any payment hereunder before the Stockholders shall have made all payments or indemnities then due with respect to the Indemnified Taxpayer pursuant to this Article VIII.

               (vi) If any of the conditions in Section 8.2(e)(i) above is or becomes unsatisfied, (A) the Indemnified Taxpayer may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Tax Claim in any manner it may deem reasonably appropriate (and the Indemnified Taxpayer need not consult with, or obtain any consent from, the Stockholders in connection therewith), (B) the Stockholders will reimburse the Indemnified Taxpayer promptly and periodically for the reasonable costs of defending against the Tax Claim (including, without limitation, reasonable attorneys', accountants' and experts' fees and disbursements) and (C) the Stockholders will remain responsible for any Losses the Indemnified Taxpayer may suffer to the fullest extent provided in this Section 8.2.

            (f) Anything to the contrary in this Agreement notwithstanding, the indemnification obligations of the Stockholders under this Article VIII shall survive the Closing until the end of the applicable statutes of limitations; provided, however, that the provisions of this Section 8.2 shall apply with respect to any Tax Claim asserted before the end of the applicable statute of limitations as interpreted by the relevant taxing authority.

            (g) Stockholders, Buyer, the Company and each subsidiary of the Company shall reasonably cooperate with each other in contesting any Tax Claim, which cooperation shall include the retention and, upon the request of the party or parties controlling proceedings relating to such Tax Claim, the provision to such party or parties of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

      8.3 Tax Returns; Pre-Closing Date Periods. Buyer shall be responsible for preparing and filing, or causing the Company to prepare and file, all Tax Returns of the Company required to be filed after the Closing Date. The Stockholders shall pay to Buyer within five (5) days after the date on which Taxes are paid with respect to periods beginning before the Closing Date and ending on or after the Closing Date an amount equal to the portion of those Taxes that relates to the portion of the taxable period ending on the Closing Date (if that amount exceeds the Company's tax reserve therefor on the Closing Date Balance Sheet). For purposes of this Agreement, in the case of any period that begins before the Closing Date and ends after the Closing Date, any tax based directly or indirectly on gross or net income or receipts or imposed in respect of specific transactions, and any credits available with respect to any Tax, shall be allocated by assuming that the taxable period ended on the Closing Date, and any other tax (including any real, personal or intangible property tax) shall be allocated based on the number of days in the taxable period ending on the Closing Date divided by the total number of days in the taxable period.

      8.4 Definitions. As used in this Agreement, "Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law; "Code" means the Internal Revenue Code of 1986, as amended; "Company" means the Company and/or any corporation that at any time has been a subsidiary of the Company; "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof); "Tax" means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and "Taxes" means any or all of the foregoing collectively; and "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

                          Article IX. - MISCELLANEOUS

      9.1   Limitation on Liability.

            (a) The representations, warranties, agreements, and indemnities of the Company and the Stockholders set forth in this Agreement or in connection with the transactions contemplated hereby shall survive the Closing except as expressly provided in Section 9.1(b).

            (b) The Stockholders shall have no liability under the agreement to indemnify under clause (i) of Section 7.3 against breaches of the provisions of Sections 3.5 (clauses (ii), (iii), (iv) and (v)), 3.6, and 3.7 through 3.23 (collectively the "Business Representations"), in each case unless the Stockholders' Representative receives notice in writing from Buyer of Buyer's claim under said indemnity on or before the one-year anniversary of the Closing Date. Said limitations shall not apply to any breaches of or obligations to comply with any of the other provisions of this Agreement, regardless of whether such breach or obligation also constitutes a breach or obligation under any of the provisions specifically listed in this Section 9.1(b).

            (c) The Stockholders shall be obligated to indemnify as and to the extent set forth in Section 7.3(i) of this Agreement only if and to the extent the aggregate of all of their liability under such indemnity obligations exceeds $250,000, it being understood that such $250,000 figure is to serve as a "deductible" (for example, if the indemnity claims for which the Stockholders would, but for the provisions of this paragraph (c), be liable aggregate $400,000, the Stockholders would then be liable for $150,000). In addition, in no event shall the aggregate indemnification liability of the Stockholders with respect to the Business Representations and with respect to
Section 7.3(ii) exceed the Escrow Fund. In no event shall any Loss indemnified pursuant to Section 8.2 hereof (i) reduce the $250,000 deductible contemplated in this Section 9.1(c), or (ii) be eligible for duplicate indemnification pursuant to Section 7.3 hereof.

            (d) For purposes of this Section 9.1(d), a party making a claim for indemnity under Section 7.3 is hereinafter referred to as an "Indemnified Party" and the party against whom such claim is asserted is hereinafter referred to as the "Indemnifying Party." All claims by any Indemnified Party under Section 7.3 hereof shall be asserted and resolved in accordance with the following provisions. If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by such third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand stating with reasonable specificity the circumstances of the Indemnified Party's claim for indemnification; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or to the extent that any applicable period set forth in Section 9.1(b) has expired without such notice being given. After receipt by the Indemnifying Party of such notice, then upon reasonable notice from the Indemnifying Party to the Indemnified Party, or upon the request of the Indemnified Party, the Indemnifying Party shall defend, manage and conduct any proceedings, negotiations or communications involving any claimant whose claim is the subject of the Indemnified Party's notice to the Indemnifying Party as set forth above, and shall take all actions necessary, including but not limited to the posting of such bond or other security as may be required by any Governmental Authority, so as to enable the claim to be defended against or resolved without expense or other action by the Indemnified Party. Upon request of the Indemnifying Party, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by the Indemnifying Party for any costs and expenses thereby incurred,

               (i) take such action as the Indemnifying Party may reasonably request in connection with such action,

               (ii) allow the Indemnifying Party to dispute such action in the name of the Indemnified Party and to conduct a defense to such action on behalf of the Indemnified Party, and

               (iii) render to the Indemnifying Party all such assistance as the Indemnifying Party may reasonably request in connection with such dispute and defense.

      9.2   Confidentiality.

            (a) Prior to the Closing, Buyer shall, and shall cause its Affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the Company and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers on a nonconfidential basis prior to its disclosure by Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by Buyer or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that Buyer promptly shall notify the Company of any disclosure pursuant to clause (iii) of this Section 9.2(a); and, provided, further, that the foregoing obligation of confidence shall not apply to the furnishing of information by Buyer in bona fide discussions or negotiations with prospective lenders.

            (b) The Company and the Stockholders shall, and shall cause its or his Affiliates and their respective employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement, the Company, Buyer or their respective businesses; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by any of the Company, the Stockholders or any of their respective Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to any of the Company, the Stockholders or their respective Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers after the Closing on a nonconfidential basis prior to its disclosure by any of the Company, the Stockholders or any of their respective Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by the Company, the Stockholders or any of their respective Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that the Company shall promptly shall notify Buyer of any disclosure pursuant to clause (iii) of this Section 9.2(b).

      9.3 Brokers. Regardless of whether the Closing shall occur, (i) the Stockholders shall indemnify and hold harmless Buyer from and against any and all liability for any brokers or finders' fees arising with respect to brokers or finders retained or engaged by the Company or any of the Stockholders in respect of the transactions contemplated by this Agreement, and (ii) Buyer shall indemnify and hold harmless the Company from and against any and all liability for any brokers' or finders' fees arising with respect to brokers or finders retained or engaged by Buyer in respect of the transactions contemplated by this Agreement.

      9.4 Costs and Expenses. Subject to Section 9.3 hereof, each of the parties to this Agreement shall bear his or its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

      9.5 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

IF TO BUYER:                                SUNGLASS HUT INTERNATIONAL, INC.
                                            255 Alhambra Circle
                                            Coral Gables, Florida 33134
                                            Attn:  General Counsel
                                            Telecopy No.  (305) 461-6280

                                            With a copy to:
                                            --------------

                                            Greenberg Traurig, LLP
                                            One East Camelback Road
                                            Phoenix, Arizona  85012
                                            Attention:  Bruce E. Macdonough
                                            Telecopy No. (602) 744-7645

IF TO THE COMPANY, THE STOCKHOLDERS'
REPRESENTATIVE AND/OR ANY OF THE
STOCKHOLDERS:                               WATCH WORLD LICENSING CORP.
                                            10 West 33rd Street, 8th Floor
                                            New York New York 10001
                                            Attn:  Gino Volpacchio
                                            Telecopy No.  (212) 695-5318



                                            With a copy to:
                                            --------------

                                            Willkie Farr & Gallagher
                                            787 Seventh Avenue
                                            New York, New York 10019
                                            Attention:  Jeffrey R. Poss
                                            Telecopy No. (212) 728-8111

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

      9.6 Governing Law. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the Circuit Court of the State of Florida, Dade County, in any action or proceeding arising out of or relating to this Agreement or any of the Collateral Agreements, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Southern District of Florida. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the Collateral Agreements, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

      9.7 Representations and Warranties. Each of the representations and warranties of each of the parties to this Agreement shall be deemed to have been made, and the certificates delivered pursuant to clause (iv) of Section 2.2 and clause (ii) of Section 2.3 by a party are agreed to and shall be deemed to constitute the making of such representations and warranties, again at and as of the Closing by and on behalf of the party on behalf of whom such certificates are delivered; provided, however, that there shall be no liability hereunder with respect to any failure to disclose on any Schedule hereto any voluntary action taken by the Company between the date hereof and the Closing Date and not otherwise prohibited by this Agreement.

      9.8 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

      9.9 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, provided, however, that nothing herein shall prohibit the assignment of Buyer's rights (but not obligations) to any direct or indirect subsidiary or prohibit the assignment of Buyer's rights (but not obligations) to any lender. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

      9.10 Remedies. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

      9.11  Cancellation of Shares.

            (a) The Stockholders specifically agree that, subject to paragraphs
(b) and (c) of this Section 9.11, any claims for indemnification by Buyer against the Stockholders hereunder may be satisfied by cancelling all or any portion of the Buyer Common Stock issued pursuant to this Agreement (it being agreed that each such share of Buyer Common Stock shall be deemed to have a value equal to the Specified Price).

            (b) Buyer shall give the Stockholders' Representative not less than ten (10) days' notice (each a "Buyer Notice") of its intention to cancel Buyer Common Stock pursuant to this Section 9.11, including in such notice a description of Buyer's indemnification claim. If the Stockholders' Representative does not object to such cancellation at least two business days prior to the date of the proposed cancellation set forth in the Buyer's Notice (the "Cancellation Date"), then such proposed cancellation shall become effective on such date and shall not be subject to further review challenge or adjustment absent fraud.

            (c) If the Stockholders' Representative timely objects to the cancellation proposed in Buyer's Notice, and if Buyer and the Stockholders' Representative are unable to resolve such dispute on or prior to the Cancellation Date, then (i) the proposed cancellation shall be effective only as to undisputed indemnification claims, and (ii) any disputed cancellation shall be settled by binding arbitration between the Buyer and the Stockholders' Representative in Miami, Florida. All claims shall be settled by a single arbitrator mutually agreeable to the Buyer and the Stockholders' Representative, or if they cannot agree to a single arbitrator in 30 days, by three arbitrators in accordance with the commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). If a single arbitrator has not been mutually agreed upon, the Stockholders' Representative and the Buyer shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 75 days of delivery of the Stockholders' Representative's objection, the third arbitrator shall be appointed in accordance with the AAA Rules, and (ii) if either the Stockholders'

Representative or the Buyer fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Stockholders and the Buyer shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally (one half to be borne by Buyer and the remainder to be borne by the Stockholders, pro rata based on each Stockholder's Proportionate Share) the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). The Stockholders' Representative and the Buyer shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Buyer is entitled to cancel Buyer Common Stock issued pursuant to this Agreement ( or a portion thereof) pursuant to the applicable terms of the Escrow Agreement and this Agreement. The final decision of the arbitrator, or the majority of the arbitrators in the case of three arbitrators, shall be furnished to the Stockholders' Representative and the Buyer in writing and shall constitute a conclusive determination of the issue in question, binding upon the Stockholder's Representative, the Stockholders and the Buyer, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. In the event that a dispute among the parties leads to arbitration, the party who is later determined to have been in error in attempting to enforce or disputing the share cancellation shall pay the reasonable legal and accounting fees, costs and expenses incurred by the prevailing party in presenting, arguing and resolving such dispute.

      9.12 Withholding of Payments. Notwithstanding any other provision of this Agreement, the Stockholders agree that Buyer shall after the Closing have the right to withhold any payment owing to any of the Stockholders to the extent of any and all payments due to but not yet received by the Company and/or Buyer from the Stockholders pursuant to this Agreement. The Stockholders specifically agree that (i) any claims for indemnification by Buyer against the Stockholders (or any of them) hereunder may be satisfied by deducting and otherwise offsetting such claims against any amounts that might otherwise be payable by Buyer to such persons hereunder, and (ii) to the extent that there remain unsatisfied indemnification claims, Buyer shall have full recourse against the Stockholders (including their assets of whatsoever kind or nature) for payment of such indemnification claims.

      9.13 Exhibits and Schedules. The exhibits and Schedules referred to herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where (i) there is an explicit cross-reference to another Schedule, and (ii) Buyer could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

      9.14 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.15  References and Construction.

            (a) Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. References to monetary amounts, specific named statutes and generally accepted accounting principles are intended to be and shall be construed as references to United States dollars, statutes of the United States of the stated name and United States generally accepted accounting principles, respectively, unless the context otherwise requires.

            (b) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledge that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

      9.16 Survival. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

      9.17 Attorneys' Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

      9.18 Risk of Loss. Prior to the Closing, the risk of loss of damage to, or destruction of, any and all of the Company's assets, including without limitation the Properties, shall remain with the Company, and the legal doctrine known as the "Doctrine of Equitable Conversion" shall not be applicable to this Agreement or to any of the transactions contemplated hereby.

      9.19 Stockholders' Representative. Each of the Stockholders and the Company designates David Heidecorn (the chief financial officer of Catterton) as its representative (the "Stockholders' Representative") for all purposes under this Agreement, including receipt of disclosures, granting and/or executing consents or waivers, receiving notices and agreeing to and executing amendments and/or modifications to this Agreement. Any such receipt, grant, agreement and/or execution by the Stockholders' Representative shall be valid and binding on the Company and each of the Stockholders. The designation by the Company and the Stockholders of such representative may not be revoked without the written consent of Buyer.

               Each of the Stockholders also appoints the Stockholders' Representative as such Stockholder's custodian and attorney-in-fact to act for such Stockholder in connection with the Escrow Agreement arrangements as contemplated by the terms hereof and thereof, and the Stockholders' Representative hereby accepts such appointment. It is agreed by each of the Stockholders that the Escrow Fund to be held in custody by the Escrow Agent under the Escrow Agreement will be subject to the interests of the Buyer and the Stockholders' Representative as attorney-in-fact; that the arrangements made by such Stockholder hereunder and thereunder are irrevocable; and that the obligations of such Stockholder hereunder shall not be terminated by any acts of such Stockholder, or by operation of law, whether by the death or incapacity of such Stockholder or any other party to this Agreement or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur after the execution of this Agreement and before the Closing Date or the delivery of all or any portion of the Escrow Fund to Buyer, the Stockholders' Representative is nevertheless authorized and directed to hold and dispose of the Escrow Fund (and to instruct the Escrow Agent to hold and dispose of the Escrow Fund) in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Stockholder's Representative shall have received notice of such death, incapacity or other event.

               All decisions and actions by the Stockholders' Representative, including without limitation any agreement between the Stockholders' Representative and the Buyer or the Escrow Agent relating to indemnification obligations of the Stockholders under this Agreement, including the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same. The Stockholders' Representative shall incur no liability to the Stockholders with respect to any action taken or suffered by the Stockholders' Representative in reliance upon any notice, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for any other action or inaction with respect to the indemnification obligations of the Stockholders under this Agreement, including the defense or settlement of any claims and the making of payments with respect thereto, except to the extent resulting from the Stockholders' Representative's own willful misconduct or negligence. The Stockholders' Representative may, in all questions arising under this Agreement or the Escrow Agreement, rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Stockholders' Representative shall not be liable to the Stockholders.

               The Stockholders acknowledge and agree that the Stockholders' Representative may incur costs and expenses on behalf of the Stockholders in his capacity as Stockholders' Representative ("Representative Expenses"). Each of the Stockholders agrees to pay the Stockholders' Representative, promptly upon demand by the Stockholders' Representative therefor, such Stockholder's Proportionate Share of any Representative Expenses.

                            Article X. - DEFINITIONS

      Capitalized terms used in this Agreement are used as defined in this
Article X or elsewhere in this Agreement.

      10.1 Affiliate. The term "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

      10.2 Available Cash. The term "Available Cash" shall mean all cash and cash equivalents (including marketable securities and short-term investments) held by the Company as of midnight on the day before the Closing Date less the amount of cash and cash equivalents necessary to cover outstanding checks which have been mailed or otherwise delivered by the Company but have not cleared.

      10.3 Collateral Agreements. The term "Collateral Agreements" shall mean any or all of the exhibits to this Agreement and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

      10.4 Confidential Information. The term "Confidential Information" shall mean confidential data and confidential information relating to the business of the Company (which does not rise to the status of a Trade Secret under applicable law) which is or has been disclosed to any of the Stockholders or of which any of the Stockholders became aware as a consequence of or through his employment with the Company and which has value to the Company and is not generally known to the competitors of the Company. Confidential Information shall not include any data or information that (i) has been voluntarily disclosed to the general public by the Company or its Affiliates, (ii) has been independently developed and disclosed to the general public by others, or (iii) otherwise enters the public domain through lawful means.

      10.5 Contracts. The term "Contracts," when described as being those of or applicable to any person, shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, excluding any Permits.

      10.6 Damages. The term "Damages" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties and attorneys' and accountants' fees and disbursements).

      10.7 Financial Statements. The term "Financial Statements" shall mean any or all of the financial statements, including balance sheets and related statements of income and statements of changes in financial position and the accompanying notes thereto, of the Company's business prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise provided herein.

      10.8 Funded Indebtedness. "Funded Indebtedness" shall mean the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed from others, capital lease obligations, dividends payable to the Stockholders, bonus payables to employees, and purchase money indebtedness of the Company, (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by the Company, or in effect guaranteed, directly or indirectly, in any manner by the Company, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or to pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course, (iii) indebtedness of the type described in clause (i) above secured by any Lien upon property owned by the Company, even though the Company has not in any manner become liable for the payment of such indebtedness and (iv) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness.

      10.9  GAAP. "GAAP" means U.S. generally accepted accounting principles.

      10.10 Governmental Authorities. The term "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

      10.11 Hazardous Material. The term "Hazardous Material" shall mean all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "Hazardous wastes," "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

      10.12 Inventory. The term "Inventory" shall mean all goods, merchandise and other personal property owned and held for sale, and all raw materials, works-in-process, materials and supplies of every nature which contribute to the finished products of the Company in the ordinary course of its business, specifically excluding, however, damaged, defective or otherwise unsaleable items.

      10.13 Knowledge of the Company. The term "Knowledge of the Company" shall mean the actual knowledge of Gino Volpacchio, Mati Weiderpass, Debbie Bascome, James Errichetti, Ilia Jagenberg-McCormack, John Mavrakis or Patricia Farouch with respect to the matter in question, and such knowledge as Gino Volpacchio or Mati Weiderpass reasonably should have obtained upon reasonable investigation and inquiry into the matter in question.

      10.14 Legal Requirements. The term "Legal Requirements," when described as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person's business, operations or properties.

      10.15 Net Worth. The term "Net Worth" shall mean the Company's "stockholders' equity" computed in accordance with GAAP except that no effect shall be given to any purchase accounting or other similar adjustments resulting from the consummation of the transaction contemplated herein.

      10.16 Permits. The term "Permits" shall mean any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

      10.17 Person. The term "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

      10.18 Product. The term "Product" shall mean each product, repair process or service under development, developed, manufactured, licensed, distributed or sold by the Company and any other products in which the Company has any proprietary rights or beneficial interest.

      10.19 Properties. The term "Properties" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible) owned or Used by the Company.

      10.20 Proportionate Share. The term "Proportionate Share" shall mean, as to each Stockholder, the percentage set forth opposite such Stockholder's name on Schedule 1 to the Escrow Agreement.

      10.21 Real Property. The term "Real Property" shall mean the real property Used by the Company in the conduct of its business.

      10.22 Regulations. The term "Regulations" shall mean any and all regulations promulgated by the Department of the Treasury pursuant to the Internal Revenue Code.

      10.23 Specified Price. The term "Specified Price" shall mean $6.875 per share of Buyer Common Stock, subject to appropriate adjustment for stock dividends, stock splits, reclassifications and other similar events affecting Buyer Common Stock.

      10.24 Subsidiary. The term "Subsidiary" shall mean any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

      10.25 Trade Secrets. The term "Trade Secrets" shall mean information of the Company including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

      10.26 Used. The term "Used" shall mean, with respect to the Properties, Contracts or Permits of the Company, those owned, leased, licensed or otherwise held by the Company which were acquired for use or held for use by the Company in connection with the Company's business and operations, whether or not reflected on the Company's books of account.

      10.27 Working Capital. The term "Working Capital" shall mean the difference between (i) the Company's current assets, including accounts receivable, inventory, prepaid expenses and deposits, but excluding Available Cash, and (ii) the Company's current liabilities, including accounts payable and accrued expenses, but excluding Funded Indebtedness, in each case calculated in accordance with GAAP.

      EXECUTED as of the date first written above.

                                  BUYER:

                                  SUNGLASS HUT INTERNATIONAL, INC.


                                  By:___________________________________________


                                  COMPANY:

                                  WATCH WORLD LICENSING CORP.


                                  By:___________________________________________



                                  STOCKHOLDERS:


                                  ______________________________________________
                                  MATI WEIDERPASS

                                  ______________________________________________
                                  IAN REISNER

                                  ______________________________________________
                                  HUNTER REISNER

                                  ______________________________________________
                                  BRADFORD REISNER

                                  ______________________________________________
                                  PAUL DOMINGUEZ

                                  ______________________________________________
                                  HERTZEL ABRAHAM
                                  (d/b/a Downtown Interiors)


                                  THE TRAVELERS INSURANCE COMPANY

                                  By:___________________________________________

                                  GLOBAL RETAIL PARTNERS, L.P.
                                  By: GLOBAL RETAIL PARTNERS, INC.
                                      its general partner

                                      By:_______________________________________


                                  GLOBAL RETAIL PARTNERS FUNDING, INC.

                                      By:_______________________________________

                                  DLJ FIRST ESC L.P.
                                  By: DLJ LBO PLANS MANAGEMENT CORPORATION

                                      By:_______________________________________


                                  ______________________________________________
                                  THOMAS J. NIEDERMEYER, JR.

                                  ______________________________________________
                                  RICHARD A. SMITH

                                  ______________________________________________
                                  LAURIE SHAHON


                                  DLJ DIVERSIFIED PARTNERS, L.P.
                                  By: DLJ DIVERSIFIED PARTNERS, INC., its
                                      general partner

                                      By:_______________________________________

                                  DLJ DIVERSIFIED PARTNERS-A, L.P.
                                  By: DLJ DIVERSIFIED PARTNERS, INC., its
                                      general partner

                                      By:_______________________________________

                                  GRP PARTNERS, L.P.
                                  By: GLOBAL RETAIL PARTNERS, INC., its general
                                      partner

                                      By:_______________________________________

                                  DAWNTREADER FUND I L.P.
                                  By: DT ADVISORS LLC

                                      By:_______________________________________

                                  CATTERTON-SIMON PARTNERS III, L.P.
                                  By: CATTERTON-SIMON MANAGING PARTNER III,
                                      LLC, its general partner

                                      By:_______________________________________
                                         J. MICHAEL CHU


                                  ENDEAVOR CAPITAL MANAGEMENT

                                      By:_______________________________________
                                         NANCY E. HAAR, general partner


                                  MILLENIUM CAPITAL HOLDINGS, LLC

                                      By:_______________________________________

                            SCHEDULE 1.2(a)

                                                                              Purchase Price Consideration
                                                  ----------------------------------------------------------------------------------
                                                               Cash                  Purchase Shares
                                                  --------------------------- ---------------------------         Number of
                               Number/Series         Delivered       Subject      Delivered    Subject          Shares subject
                                of Company              at             to            at           to             to Purchase
    Name of Stockholder        Shares Owned           Closing        Escrow        Closing      Escrow             Warrants
--------------------------  --------------------  -------------- ------------ -------------- ------------ --------------------------
                                                                                                           Delivered      Subject
                                                                                                              at             to
                                                                                                           Closing        Escrow
                                                                                                           ----------   ------------
